                                                                [EXECUTION COPY]

================================================================================

                              LETTER OF CREDIT AND
                             REIMBURSEMENT AGREEMENT

                                      among

                              THE AES CORPORATION,
                                AS ACCOUNT PARTY

                              THE SEVERAL BANKS AND
                             FINANCIAL INSTITUTIONS
                        PARTIES HERETO FROM TIME TO TIME
                             AS PARTICIPATING BANKS

                       THE LETTER OF CREDIT ISSUING BANKS
                        PARTIES HERETO FROM TIME TO TIME
                                AS ISSUING BANKS

                         UNION BANK OF CALIFORNIA, N.A.,
                            AS ADMINISTRATIVE AGENT,

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                              AS SYNDICATION AGENT

                                       and

                             BANK OF AMERICA, N.A.,
                             AS DOCUMENTATION AGENT



                          Dated as of October 19, 1999

================================================================================

                               TABLE OF CONTENTS

                                                                                                  PAGE

ARTICLE 1.        DEFINITIONS........................................................................1

     Section 1.1  Defined Terms......................................................................1

     Section 1.2  Other Definitional Provisions.....................................................18

     Section 1.3  Currency Equivalents Generally....................................................19


ARTICLE 2.        LETTERS OF CREDIT; REIMBURSEMENT..................................................20

     Section 2.1  Issuing Banks; Issuance of Letters of Credit......................................20

     Section 2.2  Termination or Reduction of the Commitments.......................................22

     Section 2.3  Commissions and Fees..............................................................22

     Section 2.4  Reimbursement and Other Payments by the Account Party.............................23

     Section 2.5  Participation; Reimbursement of Issuing Banks.....................................24

     Section 2.6  Payments and Computations.........................................................27

     Section 2.7  Default Interest..................................................................28

     Section 2.8  Requirements of Law...............................................................28

     Section 2.9  Taxes.............................................................................30

     Section 2.10 Sharing of Payments, Etc..........................................................32

     Section 2.11 Obligations Absolute..............................................................32

     Section 2.12 Evidence of Indebtedness..........................................................33

     Section 2.13 Extension of the Termination Date.................................................33

     Section 2.14 Cash Collateral Account; Letter of Credit in Lieu of Cash Collateral..............34

     Section 2.15 Computations of Outstandings; Determination of Available
                  Amount of Alternative Currency Letters of Credit..................................35


ARTICLE 3.        REPRESENTATIONS AND WARRANTIES....................................................37

     Section 3.1  Corporate Existence and Power.....................................................37

     Section 3.2  Corporate and Governmental Authorization; No Contravention........................37

     Section 3.3  Binding Effect; Due Execution and Delivery........................................38

     Section 3.4  Financial Information.............................................................38

     Section 3.5  Litigation........................................................................38

     Section 3.6  Compliance with ERISA.............................................................39


                                      -i-

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                  PAGE

     Section 3.7  Environmental Matters.............................................................39

     Section 3.8  Taxes.............................................................................39

     Section 3.9  Material AES Entities.............................................................40

     Section 3.10 Not an Investment Company.........................................................40

     Section 3.11 Public Utility Holding Company Act................................................40

     Section 3.12 Full Disclosure...................................................................40

     Section 3.13 Year 2000 Compliance..............................................................40


ARTICLE 4.        CONDITIONS PRECEDENT..............................................................41

     Section 4.1  Conditions Precedent to Effectiveness of this Agreement...........................41

     Section 4.2  Conditions Precedent to Each Extension of Credit..................................43

     Section 4.3  Reliance on Certificates..........................................................43


ARTICLE 5.        COVENANTS.........................................................................43

     Section 5.1  Information.......................................................................44

     Section 5.2  Payment of Obligations............................................................46

     Section 5.3  Maintenance of Property; Insurance................................................46

     Section 5.4  Conduct of Business and Maintenance of Existence..................................47

     Section 5.5  Compliance with Laws..............................................................47

     Section 5.6  Inspection of Property, Books and Records.........................................47

     Section 5.7  Debt..............................................................................47

     Section 5.8  Minimum Consolidated Net Worth....................................................51

     Section 5.9  Restricted Payments...............................................................52

     Section 5.10 Subordinated Debt and Senior Notes................................................52

     Section 5.11 Limitations on Guarantees and Commitments.........................................52

     Section 5.12 Negative Pledge...................................................................53

     Section 5.13 Consolidations, Mergers and Sale of Assets........................................54

     Section 5.14 Use of Letters of Credit..........................................................55

     Section 5.15 Cash Flow Coverage................................................................55

     Section 5.16 Cash Flow to Total Debt Ratio.....................................................56

     Section 5.17 Transactions with Affiliates......................................................56


                                      -ii-

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                  PAGE

     Section 5.18 Limitation on Investments.........................................................56

     Section 5.19 Year 2000 Compliance..............................................................57


ARTICLE 6.        EVENTS OF DEFAULT.................................................................58

     Section 6.1  Events of Default.................................................................58

     Section 6.2  Remedies Upon Events of Default...................................................60


ARTICLE 7.        THE ADMINISTRATIVE AGENT, THE PARTICIPATING BANKS AND THE ISSUING BANKS...........61

     Section 7.1  Appointment.......................................................................61

     Section 7.2  Delegation of Duties..............................................................61

     Section 7.3  Exculpatory Provisions............................................................61

     Section 7.4  Reliance by Administrative Agent..................................................62

     Section 7.5  Notice of Default.................................................................62

     Section 7.6  Non-Reliance on Administrative Agent, Issuing Banks and Other Participating Banks.62

     Section 7.7  Indemnification...................................................................63

     Section 7.8  Administrative Agent and Issuing Banks in Individual Capacity.....................63

     Section 7.9  Successor Administrative Agent....................................................63


ARTICLE 8.        MISCELLANEOUS.....................................................................64

     Section 8.1  Amendments and Waivers............................................................64

     Section 8.2  Notices...........................................................................65

     Section 8.3  No Waiver; Cumulative Remedies....................................................66

     Section 8.4  Payment of Expenses and Taxes; General Indemnity..................................66

     Section 8.5  Successors and Assigns; Participations; Purchasing Banks..........................66

     Section 8.6  Set-off...........................................................................69

     Section 8.7  Issuing Banks Not Liable..........................................................70

     Section 8.8  Counterparts......................................................................70

     Section 8.9  Severability......................................................................70

     Section 8.10 Integration.......................................................................71



                                     -iii-

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                  PAGE

     Section 8.11 Governing Law.....................................................................71

     Section 8.12 Submission To Jurisdiction; Waivers...............................................71

     Section 8.13 Acknowledgements..................................................................71

     Section 8.14 Judgment Currency.................................................................72

     Section 8.15 WAIVERS OF JURY TRIAL.............................................................72

     Section 8.16 Designated Senior Debt............................................................72

SCHEDULES

     I      Commitments and Addresses
     II     Pricing Schedule
     III    Existing Agreements with Affiliates
     IV     Existing Letters of Credit

EXHIBITS

     A      Form of Commitment Transfer Supplement
     B      Form of Issuing Bank Agreement
     C      Form of Opinion of General Counsel of the Account Party
     D      Form of Opinion of Davis Polk & Wardwell, Special New York Counsel
            to the Account Party
     E      Form of Opinion of McDermott, Will & Emery, Special Counsel to the
            Administrative Agent

     LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of October 19, 1999, among THE AES CORPORATION, a Delaware corporation (the "ACCOUNT PARTY"), the several banks and other financial institutions from time to time parties to this Agreement (the "PARTICIPATING BANKS"), the letter of credit issuing banks from time to time parties to this Agreement (in such capacity, and together with any bank or financial institution party to an Issuing Bank Agreement, the "ISSUING BANKS"), UNION BANK OF CALIFORNIA, N.A. ("UNION BANK"), as administrative agent for the Issuing Banks and the Participating Banks hereunder (in such capacity, the "ADMINISTRATIVE AGENT"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("MORGAN"), as Syndication Agent (in such capacity, the "SYNDICATION AGENT"), and BANK OF AMERICA, N.A., as Documentation Agent (in such capacity, the "DOCUMENTATION AGENT").

                              PRELIMINARY STATEMENT

     The Account Party has requested the Issuing Banks and the Participating Banks to provide the letter of credit facility hereinafter described in the amounts and on the terms and conditions set forth herein. The Issuing Banks and the Participating Banks have so agreed on the terms and conditions set forth herein, and the Administrative Agent has agreed to act as agent for the Issuing Banks and the Participating Banks on such terms and conditions.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 DEFINED TERMS. In addition to the terms defined in the preamble hereto, as used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable to the singular and plural forms of the terms defined):

          "ADDITIONAL GUARANTORS" has the meaning assigned to that term in the Existing Credit Facility (as in effect on the date hereof).

          "ADDITIONAL PERMITTED SUBORDINATED DEBT AGREEMENT" means an indenture or other agreement pursuant to which any Additional Permitted Subordinated Debt is issued or incurred, as the same may, subject to Section 5.10, be amended, modified or supplemented and in effect from time to time.

          "ADDITIONAL PERMITTED SUBORDINATED DEBT" means Debt of the Account Party (other than Debt evidenced by the Existing Subordinated Notes) which does not require any scheduled payment of principal prior to December 19, 2003 and which has subordination provisions no less favorable to the Banks than those applicable to the Existing 8-3/8% Subordinated Notes and other terms and provisions applicable to the Account Party and its Subsidiaries that are no more restrictive in any material respect (including, without limitation, covenants and events of default) than those applicable to the Existing 8-3/8% Subordinated Notes or those otherwise acceptable to the Required Banks.

          "ADJUSTED PARENT OPERATING CASH FLOW" means, for any period, (i) Parent Operating Cash Flow for such period LESS (ii) the sum of the following expenses (determined without duplication), in each case to the extent paid by the Account Party during such period and regardless of whether any such amount was accrued during such period:

          (A) development expenses;

          (B) income tax expenses of the Account Party and its subsidiaries; and

          (C) corporate overhead expenses.

          "AES ELECTRIC" means Applied Energy Services Electric Limited, an English corporation, and its successors.

          "AES HAWAII MANAGEMENT" means AES Hawaii Management Company, Inc., a Delaware corporation and a Subsidiary of the Account Party, and its successors.

          "AES MANAGEMENT GROUP" means (i) individuals who are members of the board of directors or officers of the Account Party or the president of any Material AES Entity, (ii) their respective spouses, children, grandchildren, siblings and parents, (iii) trusts established for the sole or principal benefit of Persons described in clauses (i) and (ii) above,
     (iv) heirs, executors, administrators and personal or legal representatives of Persons described in clauses (i) and (ii) above, and (v) any corporation or other Person that is controlled by, and a majority of the equity interests in which are directly owned by, Persons described in clauses (i) and (ii) above.

          "AES JUNE 1999 FORM 10-Q" means the Account Party's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1999, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "AES 1998 FORM 10-K" means the Account Party's annual report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "AES OKLAHOMA" means AES Oklahoma Management Co., Inc., a Delaware corporation and a Subsidiary of the Account Party, and its successors.

          "AES PLACERITA" means AES Placerita, Inc., a Delaware corporation and an indirect Subsidiary of the Account Party, and its successors.

          "AES SOUTHLAND" means AES Southland Funding LLC, a Delaware limited liability company and a Wholly-Owned Consolidated Subsidiary of the Account Party, and its successors.

          "AES WARRIOR RUN" means AES Warrior Run Funding LLC, a Delaware limited liability company and a Wholly-Owned Consolidated Subsidiary of the Account Party, and its successors.

          "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Account Party (a "CONTROLLING PERSON") or (ii) any Person (other than the Account Party or any Subsidiary of the Account Party) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "AGENCY FEE LETTERS" means, collectively, (i) the fee letter agreement, dated September 10, 1999, between the Account Party and Union Bank, (ii) the fee letter agreement, dated September 13, 1999, between the Account Party and Morgan, and (iii) the fee letter agreement, dated the date hereof, between the Account Party and the Administrative Agent, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

          "AGREEMENT" means this Letter of Credit and Reimbursement Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

          "ALTERNATE BASE RATE" means a fluctuating interest rate PER ANNUM equal at all times to the higher of (i) the Reference Rate and (ii) 1/2 of one percent PER ANNUM plus the Federal Funds Rate. Each change in the Alternate Base Rate shall take effect concurrently with any change in the Reference Rate or the Federal Funds Rate.

          "ALTERNATIVE CURRENCY" means (i) any lawful currency (other than Dollars) that is freely transferable and convertible into Dollars or (ii) with respect to any Letter of Credit issued by an Issuing Bank, any other lawful currency (other than Dollars) that such Issuing Bank agrees may be used as the designated currency of such Letter of Credit, PROVIDED that such Issuing Bank is able to provide, and continues to provide, to the Administrative Agent the information required pursuant to Section 2.15(b) with respect to such Letter of Credit.

          "ALTERNATIVE CURRENCY LETTER OF CREDIT" means any Letter of Credit having a stated amount denominated in an Alternative Currency.

          "ASSET DISPOSITION" has the meaning set forth in the Existing Subordinated Note Indentures.

          "AUTOMATIC ACCELERATION EVENT" means the occurrence, with respect to the Account Party, of any of the Events of Default listed in clauses (g) and (h) of Section 6.1.

          "AVAILABLE AMOUNT" means, for any Letter of Credit on any date of determination, the maximum aggregate amount (which, in the case of any Alternative Currency Letter of Credit, shall be the Dollar Equivalent of such amount) available to be drawn under such Letter of Credit at any time on or after such date, the determination of such maximum amount to assume the compliance with and satisfaction of all conditions for drawing enumerated therein.

          "AVAILABLE COMMITMENT" means, for each Participating Bank on any day, the unused portion of such Participating Bank's Commitment, computed after giving effect to all Extensions of Credit and all expirations, terminations, cancellations or reductions in the Available Amount of Letters of Credit to be made on such day. "AVAILABLE COMMITMENTS" means the aggregate of the Participating Banks' Available Commitments.

          "BANKS" means, collectively, the Issuing Banks and the Participating Banks.

          "BENEFIT ARRANGEMENT" means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City and Los Angeles, California.

          "CASH COLLATERAL ACCOUNT" has the meaning assigned to that term in
     Section 2.14.

          "CASH FLOW COVERAGE RATIO" means, for any period, the ratio of (i) Adjusted Parent Operating Cash Flow for such period to (ii) Corporate Charges for such period.

          "CASH FLOW TO TOTAL DEBT RATIO" means, at any date, the ratio of (i) Adjusted Parent Operating Cash Flow for the period of four consecutive fiscal quarters ended on, or most recently prior to, such date to (ii) Debt (other than Specified Equity-Related Debt, but only to the extent that the sum of the aggregate principal amount of all Specified Equity-Related Debt plus the liquidation preference of all preferred stock of the Account Party does not exceed 25% of the sum (without duplication) of the aggregate principal amount of such Specified Equity-Related Debt, such preferred stock and Consolidated Net Worth at such date) of the Account Party at such date.

          "CLOSING DATE" means the Business Day upon which each of the conditions precedent enumerated in Section 4.1 shall be fulfilled to the satisfaction of the Administrative Agent, the Issuing Banks, the Participating

     Banks and the Account Party. All transactions contemplated to occur on the Closing Date shall occur contemporaneously on or prior to October 29, 1999 at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020, at 10:00 A.M. (New York City time), or at such other place and time as the parties hereto may mutually agree.

          "COMMITMENT" means, for each Participating Bank, the obligation of such Participating Bank to participate in each Letter of Credit and the related Letter of Credit Liabilities in an aggregate amount no greater than the amount set forth opposite such Participating Bank's name on Schedule I hereto or, if such Participating Bank has entered into one or more Commitment Transfer Supplements with a Purchasing Bank, the aggregate amount set forth for such Participating Bank in the Register maintained by the Administrative Agent pursuant to Section 8.5(d), in each such case as such amount may be reduced from time to time pursuant to Section 2.2. "COMMITMENTS" means the total of the Participating Banks' Commitments hereunder. The Commitments shall in no event exceed $250 million.

          "COMMITMENT FEE RATE" means a rate PER ANNUM determined in accordance with the Pricing Schedule annexed as Schedule II hereto.

          "COMMITMENT PERCENTAGE" means, as of any date of determination (i) with respect to a Participating Bank initially a party hereto, the percentage set forth opposite such Participating Bank's name on Schedule I hereto, except as provided in clause (iii) below, (ii) with respect to a Purchasing Bank that became a Participating Bank party hereto by operation of Section 8.5, the Commitment Percentage stated to be assumed by such Purchasing Bank in the relevant Commitment Transfer Supplement, except as provided in clause (iii) below, and (iii) with respect to any Participating Bank described in clause (i) or (ii) above that assigns a percentage of its interests in accordance with Section 8.5, its Commitment Percentage as reduced by the percentage so assigned.

          "COMMITMENT TRANSFER SUPPLEMENT" means a Commitment Transfer Supplement entered into by a Participating Bank and a Purchasing Bank in accordance with Section 8.5, substantially in the form of Exhibit A hereto.

          "CONSOLIDATED DEBT" means, at any date, the Debt of the Account Party and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or loss) of the Account Party and its Consolidated Subsidiaries for such period.

          "CONSOLIDATED NET WORTH" means, at any date, the consolidated stockholders' equity of the Account Party and its Consolidated Subsidiaries determined as of such date without giving effect to any currency translation adjustments after September 30, 1997.

          "CONSOLIDATED SUBSIDIARY" means, at any date with respect to any Person, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

          "CORPORATE CHARGES" means, for any period, the sum of the following amounts (determined without duplication), in each case to the extent paid by the Account Party during such period and regardless of whether any such amount was accrued during such period:

               (A) interest expense (including, without limitation, interest expense in respect of Specified Equity-Related Debt) of the Account Party for such period;

               (B) rental expense of the Account Party for such period; and

               (C) dividends paid on the Account Party's capital stock during such period.

          "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
     (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles,
     (v) all obligations (whether contingent or non-contingent) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, surety or performance bond or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person. For purposes hereof, contingent obligations of the type described in clause (v) of this definition with respect to letters of credit not issued hereunder shall not be treated as "Debt" hereunder to the extent that such obligations are cash collateralized or to the extent that the issuer of any such letter of credit is entitled to draw under a Letter of Credit issued hereunder which by its terms requires that drawings under such Letter of Credit be applied only to reimburse such issuer for amounts paid by such issuer under such letter of credit.

          "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "DEFAULT RATE" means a fluctuating interest rate equal at all times to 2% PER ANNUM above the Alternate Base Rate in effect from time to time.

          "DESIGNATED SUBSIDIARY" means each of AES Connecticut Management Co., Inc., AES Oklahoma Management Co., Inc., AES Hawaii Management Co., Inc., AES Thames, Inc., AES Hawaii, Inc., AES Shady Point, Inc., AES Southland and its Subsidiaries, AES Warrior Run and its Subsidiaries, and each Subsidiary of the Account Party that holds a direct or indirect interest in AES Southland or AES Warrior Run.

          "DOLLAR EQUIVALENT" means, on any date of determination with respect to any Alternative Currency Letter of Credit, (i) in calculating the maximum aggregate amount available to be drawn under such Alternative Currency Letter of Credit at any time on or after such date, the amount thereof in Dollars most recently reported to the Administrative Agent pursuant to Section 2.15(b) and (ii) in calculating the amount of any Drawing under such Alternative Currency Letter of Credit, the aggregate amount of Dollars paid by the relevant Issuing Bank to purchase the Alternative Currency paid by such Issuing Bank in respect of such Drawing.

          "DOLLARS" and the sign "$" each means lawful currency of the United States.

          "DRAWING" means a drawing effected under any Letter of Credit.

          "8% SENIOR NOTES" means the Account Party's 8% Senior Notes due 2008 issued pursuant to the 1998 Senior Note Indenture.

          "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA GROUP" means the Account Party, its Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Account Party or any of its Subsidiaries, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "EVENT OF DEFAULT" has the meaning specified in Section 6.1.

          "EXISTING CREDIT FACILITY" means the Credit Agreement, dated as of December 19, 1997, as amended and restated as of March 31, 1999 and as amended pursuant to Amendment No. 1 thereto dated as of May 21, 1999, Amendment No. 2 thereto dated as of July 27, 1999, and Amendment No. 3 thereto dated as of September 28, 1999, among the Account Party, the banks listed therein, the Fronting Banks listed therein, and Morgan Guaranty Trust

     Company of New York, as Agent, as the same may be amended, modified, supplemented, extended, renewed, refinanced or replaced and in effect from time to time.

          "EXISTING 8-3/8% SUBORDINATED NOTES" means the Account Party's 8-3/8% Senior Subordinated Notes due 2007 issued pursuant to the Existing 8-3/8% Subordinated Note Indenture.

          "EXISTING 8-3/8% SUBORDINATED NOTE INDENTURE" means the Indenture dated as of July 17, 1997 between the Account Party and The Bank of New York, as Trustee, relating to the Existing 8-3/8% Subordinated Notes, as such Indenture may, subject to Section 5.10, be amended, modified or supplemented and in effect from time to time.

          "EXISTING 8.50% SUBORDINATED NOTES" means the Account Party's 8.50% Senior Subordinated Notes due 2007 issued pursuant to the Existing October 1997 Subordinated Note Indenture.

          "EXISTING 8.875% SUBORDINATED DEBENTURES" means the Account Party's 8.875% Senior Subordinated Debentures due 2027 issued pursuant to the Existing October 1997 Subordinated Note Indenture.

          "EXISTING LETTER OF CREDIT" means any letter of credit issued by an Issuing Bank (whether prior to or after the date hereof) for the account of the Account Party or any of its Subsidiaries pursuant to the Existing Credit Facility or any other agreement (other than this Agreement) to which the Account Party is a party, including each of the letters of credit set forth in Schedule IV hereto.

          "EXISTING OCTOBER 1997 SUBORDINATED NOTE INDENTURE" means the Indenture dated as of October 29, 1997 between the Account Party and The First National Bank of Chicago, as Trustee, relating to the Existing 8.50% Subordinated Notes and the Existing 8.875% Subordinated Debentures, as such Indenture may, subject to Section 5.10, be amended, modified or supplemented and in effect from time to time.

          "EXISTING SUBORDINATED NOTES" means (i) the Existing 8-3/8% Subordinated Notes, (ii) the Existing 10 1/4% Subordinated Notes, (iii) the Existing 8.50% Subordinated Notes and (iv) the Existing 8.875% Subordinated Debentures.

          "EXISTING SUBORDINATED NOTE INDENTURES" means (i) the Existing 8-3/8% Subordinated Note Indenture, (ii) the Existing 10-1/4% Subordinated Note Indenture and (iii) the Existing October 1997 Subordinated Note Indenture.

          "EXISTING 10-1/4% SUBORDINATED NOTES" means the Account Party's 10-1/4% Senior Subordinated Notes due 2006 issued pursuant to the Existing 10-1/4% Subordinated Note Indenture.

          "EXISTING 10-1/4% SUBORDINATED NOTE INDENTURE" means the Indenture dated as of July 1, 1996 between the Account Party and The First National Bank of Chicago, as Trustee, relating to the Existing 10-1/4% Subordinated Notes, as such Indenture may, subject to Section 5.10, be amended, modified or supplemented and in effect from time to time.

          "EXTENSION OF CREDIT" means (i) the issuance (or deemed issuance) of a Letter of Credit or (ii) the amendment of any Letter of Credit having the effect of extending the stated expiry or termination date thereof or increasing the Available Amount thereunder.

          "FEDERAL FUNDS RATE" means, for any day, the rate PER ANNUM (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average (rounded upward, if necessary, to the nearest 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or
     (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, Guarantee, time deposit or otherwise (but not including any demand deposit).

          "INVESTMENT AND GUARANTEE COMMITMENTS" means, without duplication, (i) all commitments (contingent or otherwise) by the Account Party to make Investments and (ii) all obligations (contingent or otherwise but excluding obligations hereunder) of the Account Party to make payments under Guarantees.

          "ISSUING BANK" has the meaning assigned to such term in the preamble hereto and includes (i) any Participating Bank designated by the Account Party that accepts such designation and (ii) any other financial institution designated by the Account Party and acceptable to the Administrative Agent that accepts such designation, in each case in accordance with Section 2.1, as the issuer of a Letter of Credit pursuant to an Issuing Bank Agreement. As of the date hereof, the Account Party has designated Union Bank, Morgan and the other financial institutions set forth in Schedule IV hereto as Issuing Banks.

          "ISSUING BANK AGREEMENT" means an agreement between an Issuing Bank and the Account Party, substantially in the form of Exhibit B or otherwise in form and substance satisfactory to the Administrative Agent (it being understood that any such agreement that (i) contains a provision substantially similar to Section 2.01 of the form of Issuing Bank Agreement attached hereto as Exhibit B and (ii) does not contain any terms that are inconsistent with any of the terms of this Agreement, shall be deemed to be satisfactory to the Administrative Agent), providing for the issuance (or deemed issuance) of one or more Letters of Credit.

          "LETTER OF CREDIT" means a letter of credit issued (or deemed issued) by an Issuing Bank pursuant to Section 2.1 (including each Existing Letter of Credit set forth in Schedule IV) for the account of the Account Party or one or more of its Subsidiaries (PROVIDED, that the Account Party shall remain liable with respect to the reimbursement of all Drawings thereunder pursuant to this Agreement), as such letter of credit may from time to time be increased, extended or otherwise modified in accordance with the terms of this Agreement and the Issuing Bank Agreement to which it relates.

          "LETTER OF CREDIT COMMISSION RATE" means a rate PER ANNUM determined in accordance with the Pricing Schedule annexed as Schedule II hereto.

          "LETTER OF CREDIT EXPIRATION DATE" means the date that occurs five Business Days prior to the then-scheduled Termination Date.

          "LETTER OF CREDIT LIABILITIES" means, at any time and in respect of any Letter of Credit, the sum, without duplication, of (i) the Available Amount of such Letter of Credit PLUS (ii) the aggregate unpaid amount of all Reimbursement Obligations in respect of previous Drawings made under such Letter of Credit.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Account Party or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "LOAN DOCUMENTS" means this Agreement, the Issuing Bank Agreements, the Agency Fee Letters and all other agreements, instruments and documents now or hereafter executed and delivered by the Account Party or any Subsidiary Guarantor pursuant hereto or thereto.

          "MATERIAL AES ENTITY" means (i) any Subsidiary Guarantor, (ii) any Specified Subsidiary and (iii) any other Person in which the Account Party has a direct or indirect equity Investment if such Person's contribution to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Account Party constitutes 15% or more of Parent Operating Cash Flow for such period.

          "MATERIAL DEBT" means, with respect to any Person, Debt (other than the Reimbursement Obligations) of such Person arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $15,000,000.

          "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $15,000,000.

          "MAXIMUM OUTSTANDING EXPOSURE" has the meaning assigned to that term in Section 2.15(a).

          "MINIMUM CP RATING" means (i) A-1 for Standard & Poor's Ratings Services, (ii) P-1 for Moody's Investors Service, Inc., (iii) F-1 for Fitch IBCA, Inc. and (iv) D-1 for Duff & Phelps Credit Rating Co.

          "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "NET CASH PROCEEDS" has the meaning set forth in the Existing Subordinated Note Indentures.

          "1998 SENIOR NOTE INDENTURE" means the Senior Indenture, dated as of December 8, 1998, between the Account Party and The First National Bank of Chicago, as Trustee, relating to the Senior Notes, as such Indenture may, subject to Section 5.10, be amended, modified or supplemented and in effect from time to time.

          "9.50% SENIOR NOTES" means the Account Party's 9.50% Senior Notes due 2009 issued pursuant to the 1998 Senior Note Indenture.

          "PARENT OPERATING CASH FLOW" means, for any period, the sum of the following amounts (determined without duplication), but only to the extent received in cash by the Account Party from any other Person during such period:

          (A) dividends paid to the Account Party by its Subsidiaries during such period;

          (B) consulting and management fees paid to the Account Party for such period;

          (C) tax sharing payments made to the Account Party during such period;

          (D) interest and other distributions paid during such period with respect to cash and other Temporary Cash Investments of the Account Party (other than with respect to amounts on deposit in any account to cash collateralize Letters of Credit issued (or deemed issued) hereunder or letters of credit issued (or deemed issued) under the Existing Credit Facility); and

          (E) other cash payments made to the Account Party by its Subsidiaries other than (i) returns of invested capital, (ii) payments of the principal of Debt of any such Subsidiary to the Account Party, and (iii) payments in an amount equal to the aggregate amount released from debt service reserve accounts upon the issuance of Letters of Credit for the benefit of the beneficiaries of such accounts.

     For purposes of determining Parent Operating Cash Flow:

          (1) net cash payments received by a Qualified Holding Company during any period which could have been (without regard for any cash held by such Qualified Holding Company at the beginning of such period), but were not, paid as a dividend to the Account Party during such period due to tax or other cash management considerations may be included in Parent Operating Cash Flow for such period; PROVIDED that any amounts so included will not be included in Parent Operating Cash Flow if and when paid to the Account Party in any subsequent period;

          (2) if at any time there shall exist an event or condition which permits any holder to accelerate the maturity date of any Debt of, or terminate its commitment to extend credit to, any Subsidiary of the Account Party, then the contributions of such Subsidiary to Parent Operating Cash Flow for any period ending at or prior to such time shall be eliminated and Parent Operating Cash Flow shall be calculated after giving effect to such elimination;

          (3) if any Subsidiary of the Account Party is sold or otherwise disposed of (by way of merger, sale of capital stock, sale of assets or otherwise), (x) the net cash proceeds from such sale or other disposition shall not be included in Parent Operating Cash Flow for any period and (y) the contributions of such Subsidiary to Parent Operating Cash Flow for any period shall be eliminated and Parent Operating Cash Flow shall be calculated after giving effect to such elimination; and

          (4) no dividends, fees or payments made to the Account Party with the proceeds of any amounts paid to the Account Party or any of its Subsidiaries in connection with the $525,000,000 additional prepayment made by The Connecticut Light and Power Company ("CL&P") pursuant to the First Amendment to the Electricity Purchase Agreement between CL&P and AES Thames, Inc., or any amounts paid to the Account Party or any of its Subsidiaries in connection with any monetization, sale or securitization of any right to receive any such prepayment, shall be included in Parent Operating Cash Flow, except to the extent that such proceeds (x) have been received by the Account Party in cash in such period or an earlier period and (y) are included in Consolidated Net Income for such period.

          "PARTICIPANT" has the meaning assigned to such term in Section 8.5(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED SENIOR UNSECURED DEBT" means unsecured Debt of the Account Party that (i) is not guaranteed by any Subsidiary or Affiliate of the Account Party and (ii) that is in an aggregate principal amount not exceeding the lesser of (x) $300,000,000 and (y) $600,000,000 less the aggregate amount of the Commitments (as defined in the Existing Credit Facility).

          "PERSON" means an individual, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, Governmental Authority, or other entity or organization of whatever nature.

          "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "POWER PROJECT" means an electric power or thermal energy generation or cogeneration facility or related facilities, and its or their related electric power transmission, distribution, fuel supply and fuel transportation facilities, together with its or their related power supply, thermal energy and fuel contracts as well as other contractual arrangements with customers, suppliers and contractors.

          "POWER PROJECT DEBT" means Debt of a Subsidiary of the Account Party permitted by Section 5.7(a)(ii).

          "POWER PROJECT DEFAULT" means any event or condition which results in the acceleration of the maturity of any Power Project Debt or enables the holder of such Power Project Debt or any Person acting on such holder's behalf to then accelerate the maturity thereof, or failure to pay any Power Project Debt at the final maturity thereof.

          "PURCHASING BANKS" has the meaning assigned to that term in Section 8.5(c).

          "QUALIFIED HOLDING COMPANY" means any Wholly-Owned Consolidated Subsidiary of the Account Party that satisfies, and all of whose direct or indirect holding companies (other than the Account Party) are Wholly-Owned Consolidated Subsidiaries of the Account Party that satisfy, the following conditions:

               (i) its direct and indirect interest in any Power Project or unrelated business shall be limited to the ownership of capital stock or Debt obligations of a Person with a direct or indirect interest in such Power Project or unrelated business;

               (ii) no consensual encumbrance or restriction of any kind shall exist on its ability to make payments, distributions, loans, advances or transfers to the Account Party;

               (iii) it shall not have outstanding any Debt other than Guarantees of Debt of the Account Party under the Existing Credit

          Facility (subject to Section 5.7(a)(iv)) and under the Loan Documents and Debt to other Qualified Holding Companies; and

               (iv) it shall engage in no business or other activity, shall enter into no binding agreements and shall incur no obligations other than (A) the holding of the capital stock and Debt obligations permitted under clause (i) above, (B) the holding of cash received from its Subsidiaries and the investment thereof in Temporary Cash Investments, (C) the payment of dividends to the Account Party, (D) ordinary business development activities, (E) the making (but not the entering into binding obligations to make) of Investments in Power Projects owned by its Subsidiaries, and (F) in the case of AES Electric, the making of Investments in Power Projects owned by NIGEN Limited and Medway Power Limited as of the date of this Agreement under any agreement by which it is bound as of the date of this Agreement.

          "QUALIFIED PREFERRED EQUITY" means, at any date, equity interests in a Consolidated Subsidiary of the Account Party (i) that are not (A) required to be redeemed or redeemable at the option of the holder thereof prior to the fifth anniversary of the Termination Date or (B) convertible into or exchangeable for (unless solely at the option of the Account Party) equity interests referred to in clause (A) above or Debt having a scheduled maturity, or requiring any repayments or prepayments of principal or any sinking fund or similar payments in respect of principal or providing for any such repayment, prepayment, sinking fund or other payment at the option of the holder thereof prior to the fifth anniversary of the Termination Date and (ii) as to which, at such date, AES has the right to defer the payment of all dividends and other distributions in respect thereof for the period of at least 19 consecutive quarters beginning at such date.

          "REFERENCE RATE" means the rate of interest announced publicly by Union Bank in Los Angeles, California, from time to time, as the Union Bank Reference Rate (it being acknowledged that such Reference Rate may not necessarily be the lowest rate of interest charged to any class of borrowers by Union Bank).

          "REGISTER" has the meaning assigned to that term in Section 8.5(d).

          "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REIMBURSEMENT OBLIGATIONS" means at any date the obligations then outstanding of the Account Party under Section 2.4 to reimburse the Issuing Banks for amounts drawn under Letters of Credit.

          "RELATED PARTIES" means, with respect to any specified Person, such Person's affiliates (including its Affiliates and Subsidiaries) and the respective directors, officers, employees, agents, attorneys-in-fact and advisors of such Person and such Person's affiliates (including its Affiliates and Subsidiaries).

          "REQUEST FOR ISSUANCE" has the meaning assigned to that term in
     Section 2.1(c).

          "REQUIRED BANKS" means, on any date of determination, Participating Banks who, collectively, on such date (i) have Commitment Percentages in the aggregate of greater than 50% or (ii) if the Commitments have been terminated, hold participations in a majority of the then aggregate outstanding Letter of Credit Liabilities.

          "REQUIREMENT OF LAW" means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including, without limitation, any judgment, writ, injunction, decree, or order of any court), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESTRICTED PAYMENT" means (i) any dividend or other distribution on any shares of the Account Party's common stock (except dividends payable solely in shares of its common stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Account Party's capital stock or (b) any option, warrant or other right to acquire shares of the Account Party's capital stock.

          "SENIOR NOTES" means, collectively, the 8% Senior Notes and the 9.50% Senior Notes.

          "SIGNIFICANT AES ENTITY" means (i) any Material AES Entity and (ii) any other Person in which the Account Party has a direct or indirect equity Investment if (A) such Person's contribution to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Account Party constitutes 10% or more of Parent Operating Cash Flow for such period, or
     (B) the Account Party's direct or indirect interest in the total assets of such Person if such Person is a Consolidated Subsidiary or in the net assets of such Person in all other cases is at least equal to 10% of the consolidated assets of the Account Party and its Consolidated Subsidiaries, taken as a whole, or the Account Party's direct or indirect interest in the total net income of such Person (for the preceding fiscal quarter) is at least equal to 10% of the net income of the Account Party and its Consolidated Subsidiaries (for the preceding fiscal quarter) taken as a whole.

          "SOUTHLAND" means AES Southland Holdings, LLC.

          "SPECIFIED EQUITY-RELATED DEBT" means, at any date, (i) Debt of the Account Party (A) that is owed to a Consolidated Subsidiary of the Account

     Party, (B) that is issued in connection with the issuance by such Consolidated Subsidiary of Qualified Preferred Equity, (C) that is subordinated to other Debt of the Account Party of at least the types and to at least the extent as was, on the date of issuance thereof, the Junior Subordinated Debentures issued by the Account Party in connection with the issuance by AES Trust II of its $2.75 Term Convertible Securities, Series B, on October 29, 1996, (D) as to which, at such date, the Account Party has the right to defer the payment of all interest for the period of at least 19 consecutive quarters beginning at such date and (E) that does not mature, in whole or in part, and is not subject to any required repayment or prepayment, any required sinking fund or similar payment or any repayment or prepayment or sinking fund or similar payment at the option of the holder thereof, prior to the fifth anniversary of the Termination Date, and (ii) Guarantees by the Account Party of the obligations of the issuer of any Qualified Preferred Equity in respect of such Qualified Preferred Equity.

          "SPECIFIED SUBSIDIARY" means each Designated Subsidiary and each other Subsidiary of the Account Party that holds, directly or indirectly, any interest in any Designated Subsidiary.

          "SUBORDINATED DEBT" means Debt in respect of the Existing Subordinated Notes and the Additional Permitted Subordinated Debt.

          "SUBORDINATED NOTE INDENTURES" means the Existing Subordinated Note Indentures and the Additional Permitted Subordinated Debt Agreements.

          "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "SUBSIDIARY GUARANTORS" has the meaning assigned to that term in the Existing Credit Facility (as in effect on the date hereof).

          "SUBSIDIARY GUARANTY" has the meaning assigned to that term in the Existing Credit Facility (as in effect on the date hereof).

          "TEMPORARY CASH INVESTMENT" means any Investment in (A)(i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least the Minimum CP Rating by any two of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Fitch IBCA, Inc. and Duff & Phelps Credit Rating Co., PROVIDED that one of such two Minimum CP Ratings is by Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized or licensed under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, (iv) medium term notes, asset backed securities, bonds, notes and letter of credit supported instruments, issued by any entity organized under the laws of the United States, or any state or municipality of the United States and rated in any of the three highest rated categories by Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, (vi) eurodollar certificates of deposit issued by any bank or trust company which has capital and unimpaired surplus of not less than $500,000,000 or (vii) with respect to any Subsidiary of the Account Party, any category of investment designated as permissible investments under such Subsidiary's project loan documentation, PROVIDED in each case (except clause (vii)) that such Investment matures within fifteen months from the date of acquisition thereof by the Account Party or any of its Subsidiaries, and (B) registered investment companies that are "money market funds" within the meaning of Rule 2a-7 under the Investment Company Act of 1940.

          "TERMINATION DATE" means the earlier to occur of (i) the third anniversary of the date hereof or such later date to which the Termination Date is extended in accordance with Section 2.13 and (ii) the date of termination or reduction in whole of the Commitments pursuant to Section
     2.2 or 6.2.

          "TRANSFEREE" has the meaning assigned to that term in Section 8.5(f).

          "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

          "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Account Party.

          "YEAR 2000 COMPLIANT" has the meaning assigned to that term in Section 3.13.

     SECTION 1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

     (b) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Account Party's independent public accountants) with the most recent audited consolidated financial statements of the Account Party and its Consolidated Subsidiaries delivered to the Banks; PROVIDED that, if the Account Party notifies the Administrative Agent that the Account Party wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Account Party that the Required Banks wish to amend Article 5 for such purpose), then the Account Party's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Account Party and the Required Banks.

     (c) Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to New York City time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "FROM" a specified date "TO" or "UNTIL" a later specified date, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" each means "TO BUT EXCLUDING".

     (d) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES", and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION". The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL". Unless the context requires otherwise
(i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns,
(iii) the words "HEREIN", "HEREOF" and "HEREUNDER", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words "ASSET" and "PROPERTY" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.3 CURRENCY EQUIVALENTS GENERALLY. For all purposes of this Agreement, the equivalent in any Alternative Currency of an amount in Dollars shall be determined at the rate of exchange quoted by the Administrative Agent in Los Angeles, California, at 11:00 a.m. (Los Angeles time) on the date of determination, to prime banks in Los

Angeles, California for the spot purchase in the Los Angeles foreign exchange market of such amount of Dollars with such Alternative Currency.

                                    ARTICLE 2
                        LETTERS OF CREDIT; REIMBURSEMENT

     SECTION 2.1 ISSUING BANKS; ISSUANCE OF LETTERS OF CREDIT. (a) Subject to the terms and conditions hereof, the Account Party may from time to time identify and arrange for one or more Participating Banks or other financial institutions to act as Issuing Banks hereunder. Any such designation by the Account Party shall be accepted by the proposed Issuing Bank and shall be notified to the Administrative Agent at least three Business Days prior to the first date upon which the Account Party proposes that such Issuing Bank issue (or, pursuant to subsection (d) below, be deemed to have issued) its first Letter of Credit. Within two Business Days following the receipt of any such designation of a financial institution (other than a Participating Bank) as a proposed Issuing Bank, the Administrative Agent shall notify the Account Party as to whether such designee is acceptable to the Administrative Agent. The failure by the Administrative Agent to provide such notice to the Account Party within such time period shall be deemed to be an approval of such proposed Issuing Bank. Nothing contained herein shall be deemed to require any Participating Bank to agree to act as an Issuing Bank, if it does not so desire.

     (b) Each Participating Bank severally agrees, on the terms and conditions hereinafter set forth, to participate in each Letter of Credit issued hereunder and the related Letter of Credit Liabilities during the period from the Closing Date until the Termination Date, in an aggregate outstanding amount not to exceed on any day such Participating Bank's Commitment. The Commitments are revolving in nature and, within the limits hereinafter set forth, the Account Party may, from the Closing Date until the Termination Date, request Extensions of Credit hereunder at any time up to the Available Commitments at such time in accordance with the terms hereof.

     (c) Each Letter of Credit (other than an Existing Letter of Credit) shall be issued (or the stated maturity thereof extended or be amended or modified to increase the Available Amount thereof) on not less than two Business Days' (or such shorter period of time as shall be acceptable to the Administrative Agent and the relevant Issuing Bank) prior written notice thereof to the Administrative Agent (which shall promptly distribute copies thereof to the Participating Banks) and the relevant Issuing Bank. Each such notice (a "REQUEST FOR ISSUANCE") shall specify (i) the date (which shall be a Business Day, but in no event later than ten Business Days immediately preceding the Termination
Date) of issuance of such Letter of Credit (or the date of effectiveness of such extension or increase, as the case may be) and the stated expiry date thereof (which shall be no later than the earlier to occur of (A) the date that occurs two years after the date of issuance of such Letter of Credit and (B) the Letter of Credit Expiration Date), (ii) the proposed stated amount of such Letter of Credit (which shall be in Dollars or an Alternative Currency and shall not be less than $300,000 (or the equivalent thereof in an Alternative Currency)); PROVIDED, HOWEVER, that up to five Letters of Credit may be issued with stated amounts less than $300,000 (or the equivalent thereof in an Alternative Currency), (iii) the proposed terms of such Letter of Credit (or the proposed form thereof shall be attached to such Request for Issuance), (iv) the transaction that is to be supported or financed with such Letter of Credit, including identification of the Power Project, if any, to which such transaction relates and the name of the proposed account party for such Letter of Credit (which may be the Account Party or one or more of its Subsidiaries), (v) the identity of the Issuing Bank for such Letter of Credit and (vi) such other information as shall demonstrate compliance of such Letter of Credit with the requirements specified therefor in this Agreement and the relevant Issuing Bank Agreement. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Account Party prior to the time that the Administrative Agent distributes copies thereof to the Participating Banks. Not later than 12:00 noon (or such later time as shall be acceptable to the Account Party and the relevant Issuing Bank) on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein and in the relevant Issuing Bank Agreement, such Issuing Bank shall issue (or extend or increase, as the case may be) such Letter of Credit and provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Participating Banks.

     (d) Subject to the requirements of subsection (c) above, upon at least five Business Days prior written notice to the Administrative Agent, the Account Party may request that an Existing Letter of Credit (other than the Existing Letters of Credit set forth in Schedule IV) be deemed to be a Letter of Credit issued hereunder. Such request shall be accompanied by a copy of such Existing Letter of Credit and a consent of the bank or other financial institution that issued such Existing Letter of Credit to its deemed issuance hereunder. If the Administrative Agent determines that such Existing Letter of Credit meets the requirements specified therefor in this Agreement (including the requirements set forth in clauses (i) and (ii) of subsection (c) above and in subsection (e) below) and the relevant Issuing Bank Agreement, then (i) the Administrative Agent shall promptly provide a copy of such Existing Letter of Credit to the Participating Banks and (ii) subject to the satisfaction of the conditions precedent set forth in Section 4.2, and notwithstanding any reference in such Existing Letter of Credit to the Existing Credit Facility or any other credit facility pursuant to which such Existing Letter of Credit was issued, such Existing Letter of Credit shall be deemed to constitute a Letter of Credit and to have been issued hereunder on the date set forth in the Account Party's notice to the Administrative Agent (by the Issuing Bank that issued or was deemed to have issued such Existing Letter of Credit under the Existing Credit Facility or such other credit facility); PROVIDED, HOWEVER, that nothing contained in this Section 2.1 shall extend, modify or otherwise affect the existing expiry date under any such Existing Letter of Credit (PROVIDED, that the expiry date of each such Existing Letter of Credit shall comply with the requirements set forth in clause (i) of subsection (c) above). In addition, and notwithstanding any reference to the Existing Credit Facility contained in any of the Existing Letters of Credit set forth in Schedule IV hereto, on and as of the Closing Date each Existing Letter of Credit set forth in Schedule IV shall be deemed to be a Letter of Credit and to have been issued on the Closing Date (by the Issuing Bank that issued or was deemed to have issued such Existing Letter of Credit under the Existing Credit Facility) pursuant to this Section 2.1; PROVIDED HOWEVER, that nothing contained in this

Section 2.1 shall extend, modify or otherwise affect the existing expiry date under any such Existing Letter of Credit.

     (e) Notwithstanding any other provision contained herein to the contrary, in no event shall any Letter of Credit be (i) issued (or deemed issued) or (ii) amended or modified to increase the Available Amount thereof if, after giving effect to such issuance or amendment, the principal amount outstanding hereunder would exceed the Commitments.

     (f) The Account Party shall provide to the Administrative Agent a copy of each amendment or modification to a Letter of Credit (other than any amendment or modification that constitutes an Extension of Credit) not later than two Business Days prior to the effective date of any such amendment or modification. The Administrative Agent shall promptly provide a copy of each such amendment or modification received by it to the Participating Banks.

     SECTION 2.2 TERMINATION OR REDUCTION OF THE COMMITMENTS. (a) The Account Party may, upon at least three Business Days' notice to the Administrative Agent (which shall promptly distribute copies thereof to the Participating Banks), terminate in whole or reduce ratably in part the unused portions of the Commitments; PROVIDED that any such partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and PROVIDED, FURTHER, that the Commitments shall in no event be reduced pursuant to this subsection (a) to an amount which is less than the aggregate Available Amount of all Letters of Credit then outstanding.

     (b) In the event that the Account Party or any of its Subsidiaries shall at any time, or from time to time, receive any Net Cash Proceeds of any Asset Disposition, the Commitments of the Participating Banks shall, unless the Required Banks otherwise agree, be ratably reduced by such amounts and at such times as may be required to avoid any requirement that all or any portion of such Net Cash Proceeds be applied to repay, prepay, repurchase or defease any Subordinated Debt (after taking into account (i) any reductions in the "Commitments" under the Existing Credit Facility and (ii) the application of such Net Cash Proceeds to repay any other Debt (other than Subordinated Debt) of the Account Party or its Subsidiaries), PROVIDED that any such reduction that requires the deposit of cash collateral or the delivery of a standby letter of credit pursuant to Section 2.15(c) shall not take effect until such cash collateral is deposited or such letter of credit is delivered (as the case may be) pursuant to Section 2.15(c).

     (c) The Commitments shall terminate on the Termination Date, and any Reimbursement Obligations then outstanding (together with accrued interest thereon) shall be due and payable on such date.

     SECTION 2.3 COMMISSIONS AND FEES. (a) The Account Party agrees to pay to the Administrative Agent for the account of each Participating Bank a commitment fee on the average daily amount of such Participating Bank's Available Commitment at a rate PER ANNUM equal to the Commitment Fee Rate in effect from time to time, from the date of this Agreement until the Termination Date, payable quarterly in arrears on the last Business Day of each January, April, July and October, commencing on the first such date to occur following the date hereof, and on the Termination Date.

     (b) The Account Party hereby agrees to pay to the Administrative Agent, for the account of the Participating Banks ratably in accordance with their respective Commitment Percentages, a letter of credit commission with respect to each Letter of Credit on the Available Amount of such Letter of Credit in effect from time to time from the date of issuance of such Letter of Credit until the Letter of Credit Expiration Date at a rate equal to the Letter of Credit Commission Rate, payable quarterly in arrears on the last Business Day of January, April, July and October in each year, commencing on the first such date to occur following the date of issuance of the Letter of Credit, and on the Letter of Credit Expiration Date.

     (c) The Account Party also agrees to pay to the Administrative Agent, for the account of Administrative Agent, the Syndication Agent, the Documentation Agent, the Participating Banks, and the Issuing Banks, such other fees as may be agreed upon from time to time by the Account Party and such parties.

     (d) Notwithstanding anything to the contrary contained in Section 2.15, in calculating the fees payable by the Account Party pursuant to subsections (a) and (b) above for each quarterly period referred to therein, the Letter of Credit Liabilities and the Available Amount in respect of each Alternative Currency Letter of Credit outstanding from time to time during such period shall be deemed to equal, at all times during each calendar month in such period, the Dollar Equivalent thereof as of the first Business Day of such calendar month (as reported to the Administrative Agent pursuant to Section 2.15(b)); PROVIDED, HOWEVER, that (i) in the case of any Alternative Currency Letter of Credit issued during such calendar month, the Letter of Credit Liabilities and the Available Amount in respect thereof shall be deemed to equal, at all times during such calendar month following the date of such issuance, the Dollar Equivalent thereof as of such date of issuance (as reported to the Administrative Agent pursuant to Section 2.15(b)), and (ii) in the case of any increase or decrease in the Available Amount of any Alternative Currency Letter of Credit during such calendar month (other than any increase or decrease attributable solely to currency exchange rate fluctuations), the Letter of Credit Liabilities and the Available Amount in respect thereof shall be deemed to equal, at all times during such calendar month following the date of such increase or decrease (as the case may be), the Dollar Equivalent thereof after giving effect to such increase or decrease (as the case may be) (as reported to the Administrative Agent pursuant to Section 2.15(b)).

     SECTION 2.4 REIMBURSEMENT AND OTHER PAYMENTS BY THE ACCOUNT PARTY. If any amount is drawn under any Letter of Credit, the Account Party irrevocably and unconditionally agrees to reimburse the applicable Issuing Bank in Dollars for all amounts paid by such Issuing Bank upon such Drawing (which, in the case of any Drawing under an Alternative Currency Letter of Credit, shall be the Dollar Equivalent thereof), together with any and all reasonable charges and expenses which any Bank may pay or incur relative to such Drawing, and all such amounts due from the Account Party shall bear interest, payable on the date upon which such amounts shall be due and payable, for each day from and including the date of such Drawing to but excluding the date such reimbursement payment is due and payable, at a rate equal to the Alternate Base Rate in effect from time to time PLUS 1.0% PER ANNUM. Such reimbursement payment, together with all accrued interest thereon, shall be due and payable not later than 12:00 noon on the fifth Business Day succeeding the date of such Drawing. Each Issuing Bank shall promptly notify the Administrative Agent and the Account Party of each drawing under any Letter of Credit issued by such Issuing Bank (and, in the case of any drawing under an Alternative Currency Letter of Credit, the Dollar Equivalent of such drawing).

     SECTION 2.5 PARTICIPATION; REIMBURSEMENT OF ISSUING BANKS. (a) Upon the issuance (or deemed issuance) of each Letter of Credit by an Issuing Bank under
Section 2.1, such Issuing Bank shall be deemed, without further action by any party hereto, to have sold and transferred to each Participating Bank, and each Participating Bank shall be deemed, without further action by any party hereto, to have purchased and acquired from such Issuing Bank, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Liabilities, in the amount required so that the participations of the Participating Banks therein shall be in proportion to their respective Commitment Percentages.

     (b) If any Issuing Bank shall not have been reimbursed in full for any payment made by such Issuing Bank under any Letter of Credit on the date of such payment, the Issuing Bank shall promptly notify the Administrative Agent and the Administrative Agent shall promptly notify each Participating Bank of such non-reimbursement, the amount thereof (which, in the case of any payment under an Alternative Currency Letter of Credit, shall be the Dollar Equivalent thereof) and, subject to subsection (g) below, the amount of such Participating Bank's participation therein. Upon receipt of such notice from the Administrative Agent, each Participating Bank shall, subject to the last sentence of subsection (d) below and to subsection (g) below, pay to the applicable Issuing Bank, directly, an amount equal to such Participating Bank's ratable portion (according to such Participating Bank's Commitment Percentage) of such unreimbursed amount paid by such Issuing Bank, plus interest on such amount at a rate PER ANNUM equal to the Federal Funds Rate from the date of such payment by such Issuing Bank to the date of payment to such Issuing Bank by such Participating Bank. All such payments by each Participating Bank shall be made in Dollars and in same day funds:

          (x) not later than 3:00 p.m. on the day such notice is received by such Participating Bank if such notice is received at or prior to 12:00 noon on a Business Day; or

          (y) not later than 12:00 noon on the Business Day next succeeding the day such notice is received by such Participating Bank, if such notice is received after 12:00 noon on a Business Day.

If a Participating Bank shall have paid to the applicable Issuing Bank its ratable portion of any unreimbursed amount paid by such Issuing Bank, together with all interest thereon required by the second sentence of this subsection
(b), such Participating Bank shall be entitled to receive its ratable share of all interest paid by the Account Party in respect of such unreimbursed amount from the date paid by such

Issuing Bank. If such Participating Bank shall have made such payment to such Issuing Bank, but without all such interest thereon required by the second sentence of this subsection (b), such Participating Bank shall be entitled to receive its ratable share of the interest paid by the Account Party in respect of such unreimbursed amount only from the date it shall have paid all interest required by the second sentence of this subsection (b). Each Participating Bank shall be subrogated to the rights of the applicable Issuing Bank against the Account Party to the extent such payment due from such Participating Bank to such Issuing Bank is paid.

     (c) If the Account Party shall reimburse an Issuing Bank for any Drawing after the Participating Banks shall have made funds available to such Issuing Bank with respect to such Drawing in accordance with subsection (b) above, such Issuing Bank shall promptly upon receipt of such reimbursement distribute to each Participating Bank its PRO RATA share thereof (based upon such Participating Bank's Commitment Percentage), including interest, to the extent received by such Issuing Bank. If an Issuing Bank is required at any time (whether before or after the Termination Date) to return to the Account Party or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the Account Party to such Issuing Bank in payment of any Reimbursement Obligation or interest thereon upon the insolvency of the Account Party, or the commencement of any case or proceeding under any bankruptcy, insolvency or other similar law with respect to the Account Party, each Participating Bank shall, on demand of such Issuing Bank, forthwith return to such Issuing Bank any amounts transferred to such Participating Bank by such Issuing Bank in respect thereof pursuant to this subsection PLUS such Participating Bank's PRO RATA share (based upon such Participating Bank's Commitment Percentage) of any interest on such payments required to be paid to the Person recovering such payments PLUS interest on the amount so demanded from the day such demand is made, if such demand is made by 12:00 noon, or from the next succeeding Business Day, if such demand is made after 12:00 noon, to but not including the day such amounts are returned by such Participating Bank to such Issuing Bank at a rate PER ANNUM for each day equal to (1) the Federal Funds Rate for the day of such demand and (2) the Alternate Base Rate for each day thereafter.

     (d) Each Participating Bank's obligation to make each payment to any Issuing Bank, and such Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) any of the circumstances set forth in Section 2.11, (ii) the occurrence or continuance of any Default or Event of Default, (iii) the failure of any other Participating Bank to make any payment under this Section 2.5, (iv) any set-off, counterclaim, recoupment, defense or other right which any such Participating Bank or any other Person may have against the Administrative Agent, any Issuing Bank or any other Person for any reason whatsoever, (v) the termination of the Commitments or any Letter of Credit, (vi) any adverse change in the condition (financial or otherwise) of the Account Party or any other Person, (vii) any breach of any Loan Document by any party thereto, (viii) the fact that any condition precedent to the issuance of, or the making of any payment under, any Letter of Credit was not in fact met,
(ix) any violation or asserted violation of law by any Bank or any affiliate thereof, or (x) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Participating Bank further agrees that each such payment shall be made without any set-off, abatement, withholding or reduction whatsoever. Notwithstanding the foregoing or any other provision contained herein, in no event shall any Participating Bank be obligated to make any payment to an Issuing Bank to the extent that such payment would result in such Participating Bank's Commitment Percentage of the principal amount outstanding hereunder to exceed such Participating Bank's Commitment; PROVIDED, that the foregoing shall not affect the obligation of the Account Party (which is absolute, unconditional and irrevocable) to reimburse each Issuing Bank for the entire amount of each payment made by such Issuing Bank under a Letter of Credit, including any amount thereof that is not paid by any Participating Bank to such Issuing Bank (pursuant to this sentence or otherwise).

     (e) The failure of any Participating Bank to make any payment to any Issuing Bank in accordance with this Section 2.5 shall not relieve any other Participating Bank of its obligation to make payment, but neither any Issuing Bank nor any Participating Bank shall be responsible for the failure of any other Participating Bank to make such payment. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Participating Bank.

     (f) If any Participating Bank shall fail to make any payment to any Issuing Bank in accordance with this Section 2.5, then, in addition to other rights and remedies which such Issuing Bank may have, the Administrative Agent is hereby authorized, at the request of such Issuing Bank, to withhold and apply to the payment of such amounts owing by such Participating Bank to such Issuing Bank and any related interest, that portion of any payment received by the Administrative Agent that would otherwise be payable to such Participating Bank. In furtherance of the foregoing, if any Participating Bank shall fail to make any payment to any Issuing Bank in accordance with subsection (b) above, and such failure shall continue for five (5) Business Days following written notice of such failure from such Issuing Bank to such Participating Bank, such Issuing Bank may acquire, or transfer to a third party in exchange for the sum or sums due from such Participating Bank, such Participating Bank's interest in the related unreimbursed amounts and all other rights of such Participating Bank hereunder in respect thereof, without, however, relieving such Participating Bank from any liability for damages, costs and expenses suffered by such Issuing Bank as a result of such failure. The purchaser of any such interest shall be deemed to have acquired an interest senior to the interest of such Participating Bank and shall be entitled to receive all subsequent payments which such Issuing Bank or the Administrative Agent would otherwise have made hereunder to such Participating Bank in respect of such interest.

     (g) In the event that, on the date of any Drawing, (i) the outstanding principal amount hereunder exceeds the Maximum Outstanding Exposure, (ii) the applicable Issuing Bank is not reimbursed by the Account Party on such date pursuant to Section 2.4 for the entire amount of such Drawing, and (iii) the Participating Banks, pursuant to the last sentence of subsection (d) above, are not obligated to reimburse such Issuing Bank for the entire amount of such Drawing, the Administrative Agent shall, solely for purposes of determining the portion of such Drawing to be reimbursed by each Participating Bank, (A) allocate the respective Commitments of the Participating Banks to the Letter of Credit Liabilities of each Letter of Credit on such date on a PRO RATA basis (based upon (1) the proportion of the Commitments to the aggregate amount of the Letter of Credit Liabilities of all outstanding Letters of Credit and (2) each Participating Bank's Commitment Percentage), (B) based on such allocation, determine the reimbursement obligation of each Participating Bank with respect to such Drawing and (C) promptly notify each Participating Bank of the amount of its reimbursement obligation with respect to such Drawing.

     SECTION 2.6 PAYMENTS AND COMPUTATIONS. (a) The Account Party shall make each payment hereunder not later than 12:00 noon on the day when due, in each case in lawful money of the United States to the Administrative Agent at its address referred to in Section 8.2 in immediately available funds (except payments to be made directly to any Issuing Bank as expressly provided herein), without set-off, abatement, withholding, counterclaim or other deduction. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of reimbursements, principal, interest, fees or other amounts payable to the Issuing Banks and the Participating Banks to whom the same are payable, ratably, at its address set forth in Section 8.2 (in the case of the Issuing Bank) or for the account of their respective lending offices (in the case of the Participating Banks), in each case to be applied in accordance with the terms of this Agreement. Upon the Administrative Agent's acceptance of a Commitment Transfer Supplement and recording of the information contained therein in the Register pursuant to Section 8.5, from and after the effective date specified in such Commitment Transfer Supplement, the Administrative Agent shall make all payments hereunder in respect of the interest assigned thereby to the Purchasing Bank thereunder, and the parties to such Commitment Transfer Supplement shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. Notwithstanding anything to the contrary contained herein, in no event shall any Participating Bank make or receive any payment in an Alternative Currency.

     (b) All computations of interest based on the Alternate Base Rate, if and so long as the Alternate Base Rate is based on the Reference Rate, shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All other computations of interest hereunder (including computations of the Alternate Base Rate if and so long as such rate is based on the Federal Funds Rate), and all computations of fees, commissions and other amounts hereunder, shall be made by the Administrative Agent or the party claiming such other amounts, as the case may be, on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest, commissions or fees are payable. Each such determination by the Administrative Agent or a Participating Bank, as the case may be, shall be conclusive and binding for all purposes, absent manifest error.

     (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, commissions and fees hereunder.

     (d) Unless the Administrative Agent shall have received notice from the Account Party prior to the date on which any payment is due to any Bank hereunder that the Account Party will not make such payment in full, the Administrative Agent may assume that the Account Party has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to such Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Account Party shall not have so made such payment in full to the Administrative Agent, such Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank, together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     (e) If, after the Administrative Agent has paid to any Bank any amount pursuant to subsection (a) above, such payment is rescinded or must otherwise be returned or must be paid over by the Administrative Agent to any Person, whether pursuant to any bankruptcy or insolvency law, Section 2.10 or otherwise, such Bank shall, at the request of the Administrative Agent, promptly repay to the Administrative Agent an amount equal to its ratable share of such payment, together with any interest required to be paid by the Administrative Agent with respect to such payment.

     (f) Unless an Issuing Bank shall have received notice from the Account Party prior to the date on which any payment is due to any Participating Bank hereunder that the Account Party will not make such payment in full, such Issuing Bank may assume that the Account Party has made such payment in full to such Issuing Bank on such date and such Issuing Bank may, in reliance upon such assumption, cause to be distributed to such Participating Bank on such due date an amount equal to the amount then due such Participating Bank. If and to the extent the Account Party shall not have so made such payment in full to such Issuing Bank, such Participating Bank shall repay to such Issuing Bank forthwith on demand such amount distributed to such Participating Bank, together with interest thereon, for each day from the date such amount is distributed to such Participating Bank until the date such Participating Bank repays such amount to such Issuing Bank, at the Federal Funds Rate.

     SECTION 2.7 DEFAULT INTEREST. Any amounts payable by the Account Party hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at the Default Rate, payable on demand.

     SECTION 2.8 REQUIREMENTS OF LAW. (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Bank to any tax of any kind whatsoever with respect to the Letters of Credit, its participation interest therein, this Agreement or any other Loan Document, or change the basis of taxation of payments to such Bank in respect thereof (except for taxes covered by Section 2.9 and changes in the rate of tax on the overall net income or the gross receipts, as applicable, of such Bank);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against letters of credit, participation interests therein or other similar liabilities in or for the account of, or other extensions of credit by, any office of any Bank; or

          (iii) shall impose on any Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems to be material, of issuing or maintaining any Letter of Credit or its participation interest therein (as the case may be) or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Account Party shall promptly (but in no event more than ten (10) days after notice is received by the Account Party in respect thereof) pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Account Party, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Bank, through the Administrative Agent, to the Account Party shall be conclusive in the absence of manifest error. The agreements in this Section 2.8 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

     (b) In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Account Party (with a copy to the Administrative Agent) of a written request therefor, the Account Party shall promptly (but in no event more than ten (10) days after such request is received by the Account Party) pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     (c) Each Bank will promptly notify the Account Party and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, that will entitle such Bank to compensation pursuant to this Section and will designate a different lending office through which it issues or participates in (as the case may be) Letters of Credit hereunder if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     SECTION 2.9 TAXES. (a) All payments made by the Account Party under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, EXCLUDING, in the case of the Administrative Agent and each Bank, net income taxes, gross receipt taxes (imposed in lieu of net income taxes) and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Bank (excluding a connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Taxes are payable by the Account Party, as promptly as possible thereafter the Account Party shall send to the Administrative Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Account Party showing payment thereof. If the Account Party fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Account Party shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and all other amounts payable hereunder.

     (b) In addition, the Account Party agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made by it hereunder or under any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

     (c) The Account Party agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.9) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Bank that is not incorporated under the laws of the United States or a state thereof agrees that it will deliver to the Account Party and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-

8BEN or W-8ECI or successor applicable form, as the case may be. Each such Bank also agrees to deliver to the Account Party and the Administrative Agent two further copies of said Form W-8BEN or W-8ECI, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Account Party or the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Account Party or the Administrative Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Account Party and the Administrative Agent. Such Bank shall certify that it is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes and that it is entitled to an exemption from United States backup withholding tax.

     (e) For any period with respect to which a Bank has failed to provide the Account Party with the appropriate form pursuant to subsection (d) above (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under this Section 2.9 with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Account Party shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Account Party is required to pay additional amounts to or for the account of any Bank pursuant to this Section 2.9, then such Bank will change the jurisdiction of its lending office through which it issues or participates in (as the case may be) Letters of Credit hereunder so as to eliminate or reduce any such additional amounts that may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

     (g) Each Bank and the Administrative Agent agrees that it will promptly, but in any event within 30 days, after receiving notice thereof from any taxing authority, notify the Account Party of the assertion of any liability by such taxing authority with respect to Taxes or Other Taxes; PROVIDED, that the failure to give such notice shall not relieve the Account Party of its obligations under this Section 2.9 except to the extent that the Account Party has been prejudiced by such failure and except that the Account Party shall not be liable for penalties, interest or expenses accruing after such 30 day period until such time as it receives the notice contemplated above, after which time it shall be liable for interest, penalties and expenses accruing after such receipt.

     (h) If any Bank or the Administrative Agent shall receive a credit or refund from a taxing authority (as a result of any error in the imposition of Tax or Other Tax by such taxing authority) with respect to and actually resulting from an amount of such Taxes or Other Taxes paid by the Account Party pursuant to this Section 2.9, such Bank or the Administrative Agent (as the case may be) shall promptly pay to the Account Party the amount so received (without interest thereon, whether or not received).

     SECTION 2.10 SHARING OF PAYMENTS, ETC. If any Participating Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any proceeds received by assignments or sales of participations in accordance with Section 8.5 to a Person that is not an Affiliate or Subsidiary of the Account Party) on account of its participation interest in the Letter of Credit Liabilities or other amounts owing to it (other than pursuant to Section 2.8 or 2.9) in excess of its ratable share of payments on account of the participation interests or other amounts obtained by all the Participating Banks, such Participating Bank shall forthwith purchase from the other Participating Banks such participations in the portions of such participation interests and other amounts owing to them as shall be necessary to cause such purchasing Participating Bank to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Participating Bank, such purchase from each Participating Bank shall be rescinded and such Participating Bank shall repay to the purchasing Participating Bank the purchase price to the extent of such recovery together with an amount equal to such Participating Bank's ratable share (according to the proportion of (i) the amount of such Participating Bank's required repayment to (ii) the total amount so recovered from the purchasing Participating Bank) of any interest or other amount paid or payable by the purchasing Participating Bank in respect of the total amount so recovered. The Account Party agrees that any Participating Bank so purchasing a participation from another Participating Bank pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Participating Bank were the direct creditor of the Account Party in the amount of such participation. Notwithstanding the foregoing, if any Participating Bank shall obtain any such excess payment involuntarily, such Participating Bank may, in lieu of purchasing a participation from the other Participating Banks in accordance with this
Section 2.10, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with Section 2.6.

     SECTION 2.11 OBLIGATIONS ABSOLUTE. The obligations of the Account Party under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) under all circumstances, including, without limitation, the following circumstances:

          (a) any lack of validity or enforceability of any Loan Document, any Letter of Credit or any document or agreement delivered in connection herewith or therewith;

          (b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the obligations of the Account Party in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Loan Documents or any document or agreement delivered in connection therewith;

          (c) the existence of any claim, set-off, defense or other right which the Account Party may have at any time against the beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the Administrative Agent, any Issuing Bank, any Participating Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated in any of the Loan Documents, or any unrelated transaction;

          (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (e) payment by an Issuing Bank under any Letter of Credit against presentation of a draft, document or certificate which does not comply with the terms of such Letter of Credit;

          (f) any exchange of, release of, or non-perfection of any interest in any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Account Party in respect of any Letter of Credit; or

          (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

The foregoing shall not affect the Account Party's right to assert a claim against any Issuing Bank pursuant to Section 8.7 (and the liability of such Issuing Bank with respect to any such claim shall be limited as set forth in
Section 8.7).

     SECTION 2.12 EVIDENCE OF INDEBTEDNESS. Each Issuing Bank and Participating Bank shall maintain, in accordance with their usual practice, an account or accounts evidencing the indebtedness of the Account Party resulting from each drawing under a Letter of Credit (in the case of each Issuing Bank) and from each participation interest therein (in the case of each Participating Bank) made or acquired, respectively, from time to time hereunder and the amounts of principal and interest payable and paid from time to time hereunder; PROVIDED, that a Bank's failure to make (or any error in making) any recordation or entry in such account or accounts shall not affect the Account Party's obligations hereunder or under any other Loan Document.

     SECTION 2.13 EXTENSION OF THE TERMINATION DATE. At least 30 but not more than 90 days prior to each anniversary of the date hereof (but in any event no later than 60 days prior to the then-scheduled Termination Date), the Account Party may, by delivering a written notice to such effect to the Administrative Agent (each such request being irrevocable), request that each Bank consent to a one-year extension of the Termination Date. Upon receipt of any such notice, the Administrative Agent shall promptly communicate such request to the Banks. Within 30 days following the giving of such notice by the Account Party, the Banks shall indicate to the

Administrative Agent whether the Account Party's request to so extend the then-scheduled Termination Date is acceptable to the Banks (and, if so, the conditions, if any, relating to such acceptance, including conditions relating to renewal fees payable and legal documentation), it being understood that the unanimous written consent of the Issuing Banks and the Participating Banks shall be required to effect any such requested extension, that the determination by each Bank will be in its sole and absolute discretion and that the failure of any Bank to so respond within such period shall be deemed to constitute a refusal by such Bank to consent to such request (with the result being that such request is denied). The Administrative Agent shall promptly notify the Account Party and the Banks of the result of such request, and if such request shall have been consented to by all of the Banks, upon the satisfaction of all of the conditions for extension (including the payment of any renewal fees and the costs and expenses of effecting the extension of the Termination Date), and provided that no Default shall have occurred and then be continuing, the Termination Date shall be extended to the first anniversary of the then-scheduled Termination Date; PROVIDED, HOWEVER, that the Termination Date shall be so extended notwithstanding the existence of one or more Issuing Banks (the "NONEXTENDING ISSUING BANKS") that have elected not to extend (or failed to notify the Administrative Agent of its (or their) consent to extend) if each such Nonextending Issuing Bank has been terminated as an Issuing Bank hereunder, and all Letters of Credit issued (or deemed issued) by such Nonextending Issuing Bank have been cancelled or replaced by new Letters of Credit issued by one or more other Issuing Banks pursuant to the terms hereof.

     SECTION 2.14 CASH COLLATERAL ACCOUNT; LETTER OF CREDIT IN LIEU OF CASH COLLATERAL. (a) All amounts required to be deposited as cash collateral with the Administrative Agent pursuant to Section 2.15(c) or Section 6.2 shall be deposited in a cash collateral account (the "CASH COLLATERAL ACCOUNT") established by the Account Party with the Administrative Agent and under the exclusive dominion and control of the Administrative Agent, to be held, applied or released for application as provided in this Section 2.14.

     (b) If and when any portion of the Letter of Credit Liabilities on which any deposit of cash collateral was based (the "RELEVANT CONTINGENT EXPOSURE") shall become fixed (a "DIRECT EXPOSURE") as a result of the payment by an Issuing Bank of a draft presented under any relevant Letter of Credit (including any such payment under an Alternative Currency Letter of Credit for which the relevant Issuing Bank, as a result of fluctuations in currency exchange rates, is not reimbursed in full by the Participating Banks), the amount of such Direct Exposure (but not more than the amount in the Cash Collateral Account at the time) shall be withdrawn by the Administrative Agent from the Cash Collateral Account and shall be paid to the relevant Issuing Bank to be applied against such Direct Exposure and the Relevant Contingent Exposure shall thereupon be reduced by such amount.

     (c) Interest and other payments and distributions made on or with respect to the cash collateral held by the Administrative Agent shall be for the account of the Account Party and shall constitute cash collateral to be held by the Administrative Agent or returned to the Account Party in accordance with Section 2.15(d); PROVIDED that the Administrative Agent shall have no obligation to invest any cash collateral on behalf of the Account Party or any other Person. Beyond the exercise of reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any cash collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the cash collateral in its possession if the cash collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the cash collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Administrative Agent in good faith. All expenses and liabilities incurred by the Administrative Agent in connection with taking, holding and disposing of any cash collateral (including customary custody and similar fees with respect to any cash collateral held directly by the Administrative Agent) shall be paid by the Account Party from time to time upon demand. Upon a Default, the Administrative Agent shall be entitled to apply (and, at the request of the Required Banks but subject to applicable law, shall apply) cash collateral or the proceeds thereof to payment of any such expenses, liabilities and fees.

     (d) Notwithstanding the foregoing subsections of this Section 2.14 or any other provision contained herein, the Account Party shall be required to comply with the foregoing subsections of this Section 2.14 and the requirements set forth in Sections 2.15(c) and 6.2 to provide cash collateral only to the extent that such compliance and such requirements are not prohibited by the Existing Credit Facility.

     (e) If and to the extent that the Existing Credit Facility prohibits the Account Party from providing cash collateral pursuant to this Section 2.14 or if the Account Party otherwise so elects, the Account Party shall, pursuant to Sections 2.15(c) and 6.2, deliver to the Administrative Agent an irrevocable standby letter of credit in lieu of such cash collateral. If and when any portion of the Letter of Credit Liabilities on which any delivery of such a letter of credit was based (the "RELEVANT LC CONTINGENT EXPOSURE") shall become fixed (a "DIRECT LC EXPOSURE") as a result of the payment by an Issuing Bank of a draft presented under any relevant Letter of Credit (including any such payment under an Alternative Currency Letter of Credit for which the relevant Issuing Bank, as a result of fluctuations in currency exchange rates, is not reimbursed in full by the Participating Banks), the Administrative Agent shall be entitled to draw under such standby letter of credit an amount equal to such Direct LC Exposure and shall pay such amount to the relevant Issuing Bank to be applied against such Direct LC Exposure and the Relevant LC Contingent Exposure shall thereupon be reduced by such amount.

     SECTION 2.15 COMPUTATIONS OF OUTSTANDINGS; DETERMINATION OF AVAILABLE AMOUNT OF ALTERNATIVE CURRENCY LETTERS OF CREDIT. (a) Whenever reference is made in this Agreement to the principal amount outstanding on any date under this Agreement, such reference shall refer to the aggregate Letter of Credit Liabilities of all Letters of Credit outstanding on such date, after giving effect to all Extensions of Credit to be made on such date. For purposes of calculating the principal amount outstanding hereunder on any date of determination, the aggregate Available Amount in respect of all Alternative Currency Letters of Credit shall be deemed to equal the amount thereof most recently reported to the Administrative Agent pursuant to subsection (b) below. At no time shall the principal amount outstanding under this Agreement exceed the sum of (i) the aggregate amount of the Commitments, PLUS (ii) the aggregate amount of cash collateral held by the Administrative Agent in the Cash Collateral Account, PLUS
(iii) the aggregate stated amount of all outstanding irrevocable standby letters of credit delivered to the Administrative Agent pursuant to Section 2.14(e) (such sum being referred to herein as the "MAXIMUM OUTSTANDING EXPOSURE"). References to the unused portion of the Commitments shall refer to the excess, if any, of the Commitments over the principal amount outstanding hereunder; and references to the unused portion of any Participating Bank's Commitment shall refer to such Participating Bank's Commitment Percentage of the unused Commitments.

     (b) Each Issuing Bank that issues an Alternative Currency Letter of Credit shall (i) on the first Business Day of each calendar month, deliver to the Administrative Agent a schedule listing (A) each outstanding Alternative Currency Letter of Credit issued by such Issuing Bank, (B) the maximum aggregate amount available to be drawn under each such Alternative Currency Letter of Credit at any time on or after such date (denominated in the applicable Alternative Currency), assuming the compliance with and satisfaction of all conditions for drawing enumerated therein, and (C) the equivalent in Dollars of such amount (as determined by such Issuing Bank on the basis of exchange rates available to or otherwise used by such Issuing Bank), together with the applicable exchange rate utilized by such Issuing Bank and the source thereof,
(ii) on the date of issuance of any Alternative Currency Letter of Credit (including, if any Alternative Currency Letters of Credit are issued or deemed issued on the Closing Date, on the Closing Date), deliver to the Administrative Agent a schedule listing the information described in clauses (B) and (C) above,
(iii) on the date of any increase or decrease in the Available Amount of any Alternative Currency Letter of Credit (other than any increase or decrease attributable solely to currency exchange rate fluctuations), deliver to the Administrative Agent a schedule listing the information described in clauses (B) and (C) above after giving effect to such increase or decrease (as the case may be), and (iv) not later than one Business Day after its receipt of a written request therefor from the Administrative Agent or any Participating Bank, deliver to the Administrative Agent a schedule listing the information described in clauses (A), (B) and (C) above. The Administrative Agent shall promptly after its receipt thereof deliver a copy of each such schedule to the Account Party and the Participating Banks. For all purposes under this Agreement, unless otherwise expressly set forth herein, the Available Amount in respect of each Alternative Currency Letter of Credit shall be deemed to equal, on any date of determination, the Dollar Equivalent thereof as most recently reported to the Administrative Agent by the relevant Issuing Bank pursuant to this subsection
(b).

     (c) If, on (i) the date that any schedule is delivered by an Issuing Bank to the Administrative Agent pursuant to subsection (b) above, (ii) any date, after giving effect to any reduction in the Commitments pursuant to Section 2.2(b) or (c), or (iii) any other date, the aggregate principal amount outstanding hereunder on such date (calculated pursuant to subsections (a) and (b) above) exceeds the Maximum Outstanding Exposure, then within two Business Days thereafter (A) the Account Party shall be obligated (but only to the extent not prohibited under the Existing Credit Facility) to deposit cash collateral with the Administrative Agent in the Cash Collateral Account in an amount equal to such excess to be held, applied or released for application as provided in
Section 2.14, or (B) if such deposit of cash collateral is prohibited by the Existing Credit Facility or if the Account Party otherwise so elects, the Account Party shall be obligated to deliver to the Administrative Agent (for the benefit of the Issuing Banks and the Participating Banks) an irrevocable standby letter of credit (issued pursuant to the Existing Credit Facility or any other credit facility or agreement (other than this Agreement) to which the Account Party is a party) having a stated amount equal to such excess, which letter of credit shall be issued by a commercial bank, and shall be in form and substance, satisfactory to the Administrative Agent.

     (d) If at any time the Maximum Outstanding Exposure exceeds the principal amount outstanding hereunder, the Account Party may provide a written notice to the Administrative Agent requesting the Administrative Agent to (1) withdraw such excess amount from the Cash Collateral Account and pay such amount to the Account Party and/or (2) reduce the stated amount of, or cancel, one or more of such standby letters of credit (in an aggregate amount not to exceed such excess), and, provided that no Default shall have occurred and be continuing, the Administrative Agent shall promptly undertake such actions in accordance with the instructions of the Account Party. If a Default shall have occurred and be continuing, the Administrative Agent shall not take any of the foregoing actions and, if and when requested by the Required Banks, the amounts held in the Cash Collateral Account shall be withdrawn by the Administrative Agent, and the Administrative Agent shall draw upon such standby letters of credit, and the proceeds thereof shall be applied by the Administrative Agent FIRST to repay the Reimbursement Obligations and other due and unpaid amounts required to be paid by the Account Party hereunder and SECOND, so long as no Letters of Credit are then outstanding, any remaining amounts shall be paid to the Account Party.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     The Account Party hereby represents and warrants to the Administrative Agent, each Issuing Bank and each Participating Bank that:

     SECTION 3.1. CORPORATE EXISTENCE AND POWER. The Account Party is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     SECTION 3.2. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Account Party of the Loan Documents to which it is a party are within the Account Party's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Account Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Account Party or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Account Party or of any Material AES Entity.

     SECTION 3.3. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Account Party and each other Loan Document to which the Account Party is a party, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Account Party, in each case enforceable in accordance with its terms. This Agreement has been, and each other Loan Document to which the Account Party is a party when executed and delivered in accordance with this Agreement will be, duly executed and delivered by the Account Party.

     SECTION 3.4. FINANCIAL INFORMATION

     (a) The consolidated balance sheet of the Account Party and its Consolidated Subsidiaries as of December 31, 1998 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in the AES 1998 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Account Party and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

     (b) The unaudited consolidated balance sheet of the Account Party and its Consolidated Subsidiaries as of June 30, 1999 and the related unaudited consolidated statements of operations and cash flows for the fiscal quarter and the portion of the Account Party's fiscal year then ended, set forth in the AES June 1999 Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Account Party and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal quarter and portion of such fiscal year (subject to normal year-end adjustments).

     (c) Since December 31, 1998 there has been no material adverse change in the business, financial position, results of operations or prospects of the Account Party and its Consolidated Subsidiaries, considered as a whole.

     SECTION 3.5 LITIGATION. Except as disclosed in the AES June 1999 Form 10-Q, there is no action, suit or proceeding pending against, or to the knowledge of the Account Party threatened against or affecting, the Account Party or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Account Party and its Consolidated Subsidiaries or which in any manner draws into question the validity of any Loan Document.

     SECTION 3.6 COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the currently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability in excess of $100,000 under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     SECTION 3.7 ENVIRONMENTAL MATTERS. In the ordinary course of its business, each of the Account Party and its Subsidiaries conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Account Party or such Subsidiary, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances by the Account Party or its Subsidiaries, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Account Party has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Account Party and its Consolidated Subsidiaries, considered as a whole.

     SECTION 3.8 TAXES. United States Federal income tax returns of the Account Party and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1992. The Account Party and its Subsidiaries have filed all United States Federal income tax returns and the Account Party and all Material AES Entities have filed all other material tax returns which are required to be filed by them and have paid all taxes due as indicated on such returns or pursuant to any assessment received by the Account Party or any of its Subsidiaries or any Material AES Entity other than any such taxes that are being diligently contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principals. The charges, accruals and reserves on the books of the Account Party, its Subsidiaries and all Material AES Entities in respect of taxes or other governmental charges are, in the opinion of the Account Party, adequate.

     SECTION 3.9 MATERIAL AES ENTITIES. Each Material AES Entity is a corporation duly incorporated, validly existing and (other than any Material AES Entity that is not incorporated under the laws of the United States or any political subdivision thereof) in good standing under the laws of its jurisdiction of incorporation. Each Material AES Entity has all corporate powers and all material governmental licenses, authorization, consents and approvals required to carry on its business as proposed to be conducted and has all governmental licenses, authorizations, consents and approvals required to have been obtained prior to the date hereof and which are material to the operation of its business as proposed to be conducted, except to the extent that the failure to obtain any such license, authorization, consent or approval, individually or in the aggregate, could not reasonably be expected to have a material adverse effect upon the business, financial condition, operations, property and prospects of the Account Party and its Consolidated Subsidiaries, taken as a whole.

     SECTION 3.10 NOT AN INVESTMENT COMPANY. The Account Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 3.11 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Account Party nor any of its Subsidiaries is subject to regulation as a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a subsidiary or holding company or a "public utility company" under Section 2(a) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), except that the Account Party, its subsidiary in the United Kingdom (Applied Energy Services Electric Limited) and certain other Subsidiaries of the Account Party, are exempt holding companies under Section 3(a)(5) of PUHCA by order of the Securities and Exchange Commission.

     SECTION 3.12 FULL DISCLOSURE. All information heretofore furnished by the Account Party to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Account Party to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Account Party has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Account Party can now reasonably foresee), the business, operations or financial condition of the Account Party and its Consolidated Subsidiaries, taken as a whole, or the ability of the Account Party to perform its obligations under the Loan Documents.

     SECTION 3.13 YEAR 2000 COMPLIANCE. The Account Party has (i) initiated a review and assessment of all areas within the business and operations of the Account Party and its Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "YEAR 2000 PROBLEM" (that is, the risk that computer applications used by them (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented such plan in accordance with such timetable, except to the extent that the failure to do so could not reasonably be expected to have a material adverse effect upon the business, financial position or results of operations of the Account Party and its Consolidated Subsidiaries, taken as a whole. The Account Party reasonably believes that all computer applications (including those of suppliers and vendors) that are material to the business or operations of the Account Party and its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000 (that is, be "YEAR 2000 COMPLIANT"), except to the extent that the failure to do so could not reasonably be expected to have a material adverse effect upon the business, financial position or results of operations of the Account Party and its Consolidated Subsidiaries, taken as a whole.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

     SECTION 4.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. The effectiveness of this Agreement and the obligation of any Issuing Bank to issue any Letter of Credit on the Closing Date is subject to the fulfillment of the following conditions precedent:

     (a) LOAN DOCUMENTS. The Administrative Agent shall have received on or before the Closing Date the following, each dated on or as of the Closing Date, in form and substance satisfactory to the Administrative Agent, and (except for the Agency Fee Letter referred to in clause (iii) below) in sufficient copies for each Participating Bank:

          (i) Counterparts of this Agreement, duly executed by the Account Party, with a counterpart for each Participating Bank;

          (ii) Issuing Bank Agreements, duly executed by the Account Party and each of Union Bank, Morgan and the other Issuing Banks listed in Schedule IV, in form and substance satisfactory to the Administrative Agent; and

          (iii) the Agency Fee Letter between the Account Party and the Administrative Agent, duly executed by the Account Party.

     (b) CORPORATE DOCUMENTS AND PROCEEDINGS. The Administrative Agent shall have received on or before the Closing Date a certificate of the Secretary or an Assistant Secretary of the Account Party, dated the Closing Date, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Participating Bank, certifying:

          (i) the names and true signatures of the officers of the Account Party authorized to sign each Loan Document to which it is a party and the other documents to be delivered by the Account Party hereunder;

          (ii) that attached thereto are true, correct and complete copies of
     (A) the Certificate of Incorporation and By-laws of the Account Party, in each case together with all amendments thereto, as in effect on such date; (B) the resolutions of the Board of Directors of the Account Party approving each Loan Document to which it is a party and the other documents to be delivered by or on behalf of the Account Party hereunder and thereunder; and (C) all documents evidencing other necessary corporate or other similar action, if any, with respect to the execution, delivery and performance by the Account Party of each Loan Document to which it is a party;

          (iii) that the resolutions referred to in the foregoing clause (ii)(B) have not been modified, revoked or rescinded and are in full force and effect on such date; and

          (iv) that attached thereto are true and correct copies of good standing certificates of the Account Party from the Secretary of State (or other appropriate governmental official) of the State of Delaware and the Commonwealth of Virginia.

     (c) REPRESENTATIONS AND WARRANTIES; EVENT OF DEFAULT. The Administrative Agent shall have received on or before the Closing Date a certificate of a duly authorized officer of the Account Party, dated the Closing Date, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Participating Bank, certifying that, on and as of the Closing Date, (i) the representations and warranties of the Account Party contained in Article 3 of this Agreement are true and correct and (ii) no event has occurred and is continuing that constitutes a Default or an Event of Default, in each case both before and after giving effect to the transactions contemplated by the Loan Documents.

     (d) NO VIOLATION. The consummation of the transactions contemplated by the Loan Documents shall not contravene, violate or conflict with, nor involve the Administrative Agent, any Issuing Bank or any Participating Bank in any violation of, any Requirement of Law.

     (e) FEES AND EXPENSES. All fees and other amounts payable pursuant to
Section 2.3, Section 8.4, and the Agency Fee Letters shall have been paid in full (to the extent then due and payable).

     (f) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Participating Bank, the executed legal opinions of (i) William R. Luraschi, Esq., General Counsel to the Account Party, in substantially the form of Exhibit C, (ii) Davis Polk & Wardwell, special New York counsel to the Account Party, in substantially the form of Exhibit D, and
(iii) McDermott, Will & Emery, special counsel to the Administrative Agent, in substantially the form of Exhibit E. Such legal opinions shall be dated the Closing Date and shall cover such other matters incident to the transactions contemplated by the Loan Documents as the Administrative Agent may reasonably require.

     (g) ADDITIONAL MATTERS. All corporate and other proceedings, and all approvals, documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other approvals, opinions and documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as the Administrative Agent shall reasonably request.

     SECTION 4.2 CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. The obligation of each Issuing Bank to issue any Letter of Credit or to make any other Extension of Credit shall be subject to the further conditions precedent that, on the date of issuance (or deemed issuance) of such Letter of Credit or the date of such other Extension of Credit, as the case may be, and after giving effect thereto:

          (a) The following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Extension of Credit shall constitute a representation and warranty by the Account Party that, on the date of such Extension of Credit, such statements are true):

               (i) the representations and warranties contained in Article 3 of this Agreement are true and correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit, as though made on and as of such date; and

               (ii) no Default has occurred and is continuing, or would result from such Extension of Credit.

          (b) The Administrative Agent shall have received such other approvals, opinions and documents as any Bank, through the Administrative Agent, may reasonably and in good faith request, and such approvals, opinions and documents shall be in form and substance satisfactory to the Administrative Agent.

     SECTION 4.3 RELIANCE ON CERTIFICATES. The Administrative Agent, the Issuing Banks and the Participating Banks shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Account Party as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of the Account Party identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of the Account Party thereafter authorized to act on behalf of the Account Party and, in all cases, the Administrative Agent, the Issuing Banks and the Participating Banks may rely on the information set forth in any such certificate.

                                    ARTICLE 5
                                    COVENANTS

     The Account Party agrees that, so long as any Participating Bank has any Commitment hereunder or any Letter of Credit or Reimbursement Obligation remains outstanding:

     SECTION 5.1 INFORMATION. The Account Party will deliver to the Administrative Agent and each of the Participating Banks:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Account Party, a consolidated and consolidating balance sheet of the Account Party as of the end of such fiscal year, an unconsolidated balance sheet of the Account Party as of the end of such fiscal year, the related consolidated, consolidating and unconsolidated (as applicable) statements of operations for such fiscal year, the related consolidated and unconsolidated statements of cash flows for such fiscal year and a statement of the cash flow to the Account Party of each Subsidiary of the Account Party for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, said consolidated financial statements to be reported on, in a manner acceptable to the Securities and Exchange Commission, by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing and such consolidating and unconsolidated financial statements to be certified as to fairness of presentation, generally accepted accounting principles (other than failure to consolidate) and consistency by the chief executive officer, president, chief financial officer or chief accounting officer of the Account Party;

     (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Account Party, a consolidated balance sheet of the Account Party as of the end of such quarter and an unconsolidated balance sheet of the Account Party as of the end of such fiscal quarter and the related consolidated and unconsolidated statements of operations for such quarter and for the portion of the Account Party's fiscal year ended at the end of such quarter and the related consolidated and unconsolidated statements of cash flows for the portion of the Account Party's fiscal year ended at the end of such quarter, and a statement of the cash flow to the Account Party of each Subsidiary of the Account Party for such quarter and for the portion of the Account Party's fiscal year ended at the end of such quarter, setting forth in the case of such consolidated statements of operations and cash flows, in comparative form, the figures for the corresponding quarter and the corresponding portion of the Account Party's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief executive officer, president, chief financial officer or chief accounting officer of the Account Party;

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Account Party (i) setting forth in reasonable detail the calculations required to establish whether the Account Party was in compliance with the requirements of Sections 5.7, 5.8, 5.9, 5.11, 5.13, 5.15, 5.16 and 5.18 on the date of such financial statements, (ii) stating to the knowledge of the Account Party whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Account Party is taking or proposes to take with respect thereto and (iii) accompanied by a schedule setting forth in reasonable detail a description, including, where applicable, the expected and maximum dollar amounts thereof, of all material contingent liabilities not disclosed in such financial statements;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention as a result of their audit (which was not directed primarily toward obtaining knowledge of noncompliance) to cause them to believe that the Account Party has failed to comply with the terms, covenants, provisions or conditions as they relate to accounting of financial matters addressed in Sections 5.7 to 5.17, inclusive, and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

     (e) within five days after any officer of the Account Party obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief executive officer, president, executive vice-president or chief financial officer of the Account Party setting forth the details thereof and the action which the Account Party is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of the Account Party generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Account Party shall have filed with the Securities and Exchange Commission;

     (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Account Party setting forth details as to such occurrence and the action, if any, which the Account Party or the applicable member of the ERISA Group is required or proposes to take;

     (i) not less than 10 days prior to the anticipated receipt by the Account Party or any Subsidiary of the Account Party of Net Cash Proceeds from any Asset Disposition, a certificate of the chief executive officer, president, chief financial officer or chief accounting officer of the Account Party setting forth a description of the transaction giving rise to such Net Cash Proceeds, the date or dates upon which such Net Cash Proceeds are anticipated to be received by the Account Party or such Subsidiary and the amount of Net Cash Proceeds anticipated to be received on such date or each of such dates;

     (j) promptly after receipt by the Account Party or any Subsidiary of the Account Party or any Material AES Entity, a copy of each complaint, order, citation, notice or other written communication from any Person with respect to the existence or alleged existence of a material violation of any applicable Environmental Law or the incurrence of any liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Substance or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by the Account Party, any of its Subsidiaries or any Material AES Entity, or due to the operations or activities of the Account Party, any Subsidiary of the Account Party, any Material AES Entity or any other Person on or in connection with any such property or any part thereof; and

     (k) from time to time such additional information regarding the financial position or business of the Account Party and its Subsidiaries as the Administrative Agent, at the request of any Participating Bank, may reasonably request.

     SECTION 5.2 PAYMENT OF OBLIGATIONS. The Account Party will pay and discharge all its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     SECTION 5.3 MAINTENANCE OF PROPERTY; INSURANCE. (a) The Account Party will keep, and will cause each of its Subsidiaries to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Account Party will, and will cause each of its Subsidiaries to, maintain (either in the name of the Account Party or in such Subsidiary's own name), with financially sound and responsible insurance companies, insurance of such types, in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in similar circumstances in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to each Bank upon request information presented in reasonable detail as to the insurance so carried.

     SECTION 5.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Account Party (a) will continue, and will cause each Material AES Entity to continue, to engage in business of the same general type as now conducted by the Account Party and its Subsidiaries, (b) will continue, and will cause each Material AES Entity to continue, to operate their respective businesses on a basis substantially consistent with the policies and standards of the Account Party or such Material AES Entity as in effect on the date hereof and (c) will preserve, renew and keep in full force and effect, and will cause each Material AES Entity to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; PROVIDED that nothing in this
Section 5.4 shall prohibit (i) the merger of a Subsidiary of the Account Party into the Account Party or the merger or consolidation of any such Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary of the Account Party and if, in each case, after giving effect thereto, (x) no Default shall have occurred and be continuing and (y) the Account Party shall not be liable for any Debt of such Subsidiary except to the extent that it was liable for such Debt prior to giving effect to such merger or
(ii) the termination of the corporate existence of any Subsidiary of the Account Party if the Account Party in good faith determines that such termination is in the best interest of the Account Party and is not materially disadvantageous to the Banks.

     SECTION 5.5 COMPLIANCE WITH LAWS. The Account Party will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) (a) except for such non-compliance as would result solely in the payment of monetary compensation by the Account Party or such Subsidiary in an amount not to exceed $200,000 for each such non-compliance and (b) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     SECTION 5.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Account Party will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Significant AES Entity to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     SECTION 5.7 DEBT. (a) The Account Party shall not, and shall not permit any of its Subsidiaries to, incur, assume, create or suffer to exist any Debt (including any Guarantees of Debt, surety bonds and obligations in respect of letters of credit), except for:

          (i) Debt under the Loan Documents and any Guarantees thereof;

          (ii) Debt incurred by a Subsidiary (A) (1) to finance the development, acquisition, construction, operation, maintenance or working capital requirements of a Power Project or any unrelated business operated or managed (including on a joint basis with others), directly or indirectly, by the Account Party and in which such Subsidiary has a direct or indirect interest or (2) in respect of any letter of credit issued in replacement of funds on deposit in any debt service reserve or other similar account of a Power Project in which such Subsidiary has a direct or indirect interest (up to a maximum aggregate stated amount of all such letters of credit of all Subsidiaries equal to $100,000,000) to the extent that such funds so replaced are received by the Account Party as a result of such funds being used to pay dividends or make distributions on the capital stock of such Subsidiary and any other Subsidiary in the chain of ownership between the Account Party and such Subsidiary and (B) that is not also the Debt of, or Guaranteed by, any other Subsidiary with an interest in any other Power Project or unrelated business (except for Debt incurred or assumed by Subsidiaries of the Account Party (other than Specified Subsidiaries) which, at the time such Debt was incurred or assumed, in the aggregate, represent less than 50% of the Parent Operating Cash Flow (other than Parent Operating Cash Flow attributable to Specified Subsidiaries) for the immediately preceding four fiscal quarters);

          (iii) Debt existing on the date hereof (other than Debt under the Existing Credit Facility);

          (iv) Debt under the Existing Credit Facility; PROVIDED, HOWEVER, that the aggregate principal amount of such Debt at any time outstanding, and the aggregate amount of commitments under the Existing Credit Facility, shall not exceed $650,000,000 UNLESS (A) the Subsidiary Guaranties are irrevocably released or terminated in their entirety (so that the Existing Credit Facility does not have the benefit of any Guarantees) or (B) the Account Party's obligations hereunder and under the other Loan Documents are equally and ratably guaranteed by the Subsidiary Guarantors pursuant to guaranty agreements in form and substance substantially similar to the Subsidiary Guaranties;

          (v) Debt owing to the Account Party or a Consolidated Subsidiary of the Account Party;

          (vi) Debt of the Account Party or its Subsidiaries representing a refinancing, replacement or refunding of Debt permitted by clauses (ii) and
     (iii) above; PROVIDED that (A) the aggregate principal amount of such Debt outstanding or available will not be increased at the time of such refinancing, replacement or refunding (other than (1) in the case of Debt ("HAWAII REFINANCING DEBT") refinancing, replacing or refunding Debt of AES Hawaii, Inc. outstanding on May 15, 1997 ("REPLACED HAWAII DEBT") (so long as such Hawaii Refinancing Debt has no scheduled principal repayments, or principal payments at the option of the holder thereof in the absence of the occurrence of specified events, in any such case in excess of those required under the Replaced Hawaii Debt, prior to June 1, 2004), an increase of up to $300,000,000 in excess of the aggregate principal amount of Debt that is being refinanced, replaced or refunded to the extent that proceeds in at least the amount of such increase are received by the Account Party as a result of such proceeds being used to pay dividends or make distributions on the capital stock of such Subsidiary and any other Subsidiary in the chain of ownership between the Account Party and such Subsidiary, (2) in the case of Debt refinancing, replacing or refunding Debt of the corporations or other entities that hold the Account Party's interest in the Tiszai II and Tiszaipalkonya Power Projects (including, without limitation, Debt of a Subsidiary of the Account Party that does not have a direct or indirect interest in any other Power Project, the proceeds of which are used to refinance such Debt of such corporations or other entities and to pay dividends to the Account Party) outstanding on October 21, 1997, an increase of up to $85,000,000 in excess of the aggregate principal amount of Debt that is being refinanced, replaced or refunded to the extent that proceeds of at least $45,000,000 are received by the Account Party as a result of such proceeds being used to pay dividends or make distributions on the capital stock of such Subsidiary and any other Subsidiary in the chain of ownership between the Account Party and such Subsidiary and (3) in the case of Debt refinancing, replacing or refunding Debt of Dominican Power Partners, LDC ("DPP") outstanding on October 21, 1997 (including, without limitation, Debt of AES Los Mina Finance Company the proceeds of which are used to refinance such Debt of DPP and to pay dividends to the Account Party), an increase of up to $100,000,000 in excess of the aggregate principal amount of Debt that is being refinanced, replaced or refunded to the extent that proceeds of at least $80,000,000 are received by the Account Party as a result of such proceeds being used to pay dividends or make distributions on the capital stock of such Subsidiary and any other Subsidiary in the chain of ownership between the Account Party and such Subsidiary), (B) no obligor shall be liable for any such Debt except to the extent that it was liable for the Debt so refinanced, replaced or refunded (except that (I) AES Los Mina Finance Company may incur Debt the proceeds of which are used to refinance Debt of DPP and pay dividends to the Account Party, (II) a Subsidiary of the Account Party that does not have a direct or indirect interest in any other Power Project may incur Debt the proceeds of which are used to refinance Debt of the corporations or other entities that hold the Account Party's interest in the Tiszai II and Tiszaipalkonya Power Projects and pay dividends to the Account Party, (III) a Subsidiary of the Account Party that does not have a direct or indirect interest in any Power Project other than AES Sul Distribudora Gaucha de Energia S.A. ("AES SUL") may incur Debt the proceeds of which are used to refinance Debt of AES Sul and (IV) a Subsidiary of the Account Party (the "REFINANCING SUBSIDIARY") that has a direct or indirect interest in a Power Project may incur Debt the proceeds of which are used to refinance Debt of another Subsidiary of the Account Party (the "REFINANCED SUBSIDIARY") that has a direct or indirect interest in such Power Project, PROVIDED that the Refinancing Subsidiary has no direct or indirect interest in any Power Project other than Power Projects in which the Refinanced Subsidiary has a direct or indirect interest) and (C) if any Debt being refinanced, replaced or refunded is subordinated to the Debt of the Account Party hereunder or of any Subsidiary under any Guarantee thereof, such Debt shall be subordinated at least to the same extent;

          (vii) Guarantees by the Account Party of (x) Debt permitted by clause
     (ii)(A)(1) above, (y) Debt permitted by clause (ii)(A)(2) above in respect of letters of credit issued in replacement of debt service reserve or other similar accounts related to the AES Hawaii (formerly known as Barbers Point), Shady Point or Thames Power Projects and (z) to the extent that the same constitutes a refinancing of Debt referred to in subclause (x) or (y) above, Debt permitted under clause (vi) above;

          (viii) Additional Permitted Subordinated Debt;

          (ix) Permitted Senior Unsecured Debt;

          (x) surety bonds in respect performance obligations of the Account Party and letters of credit, in an aggregate principal amount at any time outstanding not to exceed the excess of (A) $400,000,000 over (B) the Letter of Credit Liabilities;

          (xi) the Subsidiary Guaranties; and

          (xii) other Debt not described in clauses (i) through (xi) above in an aggregate principal amount at any time outstanding not to exceed $10,000,000;

 PROVIDED, HOWEVER, that notwithstanding any other provision contained herein, the Subsidiary Guarantors shall not directly or indirectly Guarantee any Debt of the Account Party (other than the Debt referred to in clause (iv) above) unless the Account Party's obligations hereunder and under the other Loan Documents are equally and ratably guaranteed by the Subsidiary Guarantors pursuant to guaranty agreements in form and substance substantially similar to the Subsidiary Guaranties.

     (b) The Account Party shall not issue any Additional Permitted Subordinated Debt or Permitted Senior Unsecured Debt unless (i) both before and after giving effect to such issuance no Default shall have occurred and be continuing and
(ii) on a PRO FORMA basis after giving effect to such issuance and the application of the proceeds thereof (but without increasing or decreasing Parent Operating Cash Flow on account of acquisitions for periods prior to such acquisitions), the Account Party would have been in compliance with Section 5.16 and (unless the Account Party shall have received net cash proceeds of not less than $500,000,000 from the issuance, after September 1, 1999 and on or before the earlier of the date upon which such Additional Permitted Subordinated Debt or Permitted Senior Unsecured Debt, as applicable, is issued and December 31, 1999, of its common stock to Persons other than Subsidiaries or affiliates of the Account Party) 5.15 as of the last day of the fiscal quarter ended on, or most recently ended prior to, the date of such issuance (assuming for this purpose that (x) such Additional Permitted Subordinated Debt or Permitted Senior Unsecured Debt, as applicable (and any other Debt or preferred stock of the Account Party outstanding on the date of issuance of such Additional Permitted Subordinated Debt or Permitted Senior Unsecured Debt, as applicable, and issued after the first day of the period of four consecutive fiscal quarters ended on such last day), was issued and the proceeds applied on the first day of the period of four consecutive fiscal quarters ended on such last day and (y) all Debt and preferred stock of the Account Party repaid or redeemed prior to or simultaneously with the issuance of such Additional Permitted Subordinated Debt or Permitted Senior Unsecured Debt, as applicable, was repaid or redeemed on the day prior to the first day of such period).

     (c) In addition to the Debt permitted by subsections (a) and (b) above, the Account Party shall be permitted to incur, assume, create and suffer to exist up to an aggregate principal amount not to exceed the sum of (1) $600,000,000 PLUS
(2) an amount equal to 50% of the aggregate net proceeds received by the Account Party from issuances and sales (other than sales to the Account Party or any of its Subsidiaries or Affiliates) of its common stock after September 1, 1999 of unsecured senior and/or subordinated Debt issued and sold by way of (i) a registered public offering, (ii) an offering made to qualified institutional buyers pursuant to Rule 144A under the Securities Act and/or (iii) in the form of term loans from banks or other institutional lenders or investors, in each case having terms and provisions applicable to the Account Party and its Subsidiaries that are no more restrictive in any material respect (including, without limitation, covenants and events of default) than those included in existing outstanding public Debt of the Account Party or otherwise acceptable to the Required Banks (except that limitations on (I) the ability of Subsidiaries and Affiliates of the Account Party to guarantee other senior Debt of the Account Party, (II) the ability of the Account Party to grant Liens on stock of Subsidiaries or intercompany advances to secure other senior Debt of the Account Party or (III) the ability of Subsidiaries or Affiliates of the Account Party to grant Liens on their assets (including stock of Subsidiaries and intercompany advances) to secure guarantees of other senior Debt of the Account Party shall be permitted); PROVIDED that (A) both before and after giving effect to such issuance no Default shall have occurred and be continuing, (B) on a PRO FORMA basis after giving effect to such issuance and the application of the proceeds thereof (but without increasing or decreasing Parent Operating Cash Flow on account of acquisitions for periods prior to such acquisitions) the Account Party would have been in compliance with Section 5.16 and (unless the Account Party shall have received net cash proceeds of not less than $500,000,000 from the issuance, after September 1, 1999 and on or before the earlier of the date upon which such Debt is issued and December 31, 1999, of its common stock to Persons other than Subsidiaries or affiliates of the Account Party) 5.15 as of the last day of the fiscal quarter ended on, or most recently ended prior to, the date of such issuance (assuming for this purpose that (x) such Debt (and any other Debt or preferred stock of the Account Party outstanding on the date of issuance of such Debt and issued after the first day of the period of four consecutive fiscal quarters ended on such last day) was issued and the proceeds applied on the first day of the period of four consecutive fiscal quarters ended on such last day and (y) all Debt and preferred stock of the Account Party repaid or redeemed prior to or simultaneously with the issuance of such Debt was repaid or redeemed on the day prior to the first day of such period) and (C) such Debt (x) is not guaranteed by any Subsidiary or Affiliate of the Account Party and (y) does not require any scheduled payment of principal prior to July 14, 2003.

     SECTION 5.8 MINIMUM CONSOLIDATED NET WORTH. Consolidated Net Worth will at no time be less than the sum of (i) $1,160,000,000 PLUS (ii) for each fiscal quarter of the Account Party ended after December 19, 1997 and at or prior to such time for which Consolidated Net Income is a positive number, an amount equal to 50% of Consolidated Net Income for such fiscal quarter PLUS (iii) an amount equal to 75% of the cumulative net proceeds to the Account Party from issuances of equity securities made by the Account Party from and after December 19, 1997.

     SECTION 5.9 RESTRICTED PAYMENTS. Neither the Account Party nor any of its Subsidiaries will declare or make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to June 30, 1995 does not exceed the sum of $5 million PLUS 5% (or, if such amount is a loss, MINUS 100%) of Consolidated Net Income of the Account Party and its Consolidated Subsidiaries for the period from June 30, 1995 through the last day of the fiscal quarter of the Account Party then most recently ended (treated for this purpose as a single accounting period). Nothing in this Section shall prohibit the payment of any dividend or distribution within 45 days after the declaration thereof if such declaration was not prohibited by this Section.

     SECTION 5.10 SUBORDINATED DEBT AND SENIOR NOTES. (a) The Account Party will not, and will not permit any of its Subsidiaries to, consent to or solicit any amendment, supplement, waiver or other modification of any Subordinated Note Indenture or any other agreement or instrument evidencing or governing any Subordinated Debt that would (i) increase the interest rate applicable thereto,
(ii) shorten the time or increase the amount of any principal payment thereunder, (iii) change, in any manner, the subordination provisions thereof or
(iv) change any of the covenants, events of default or other provisions thereof in any manner that could make any such covenant, event of default or other provision more restrictive or that could otherwise be disadvantageous to the Account Party or the Participating Banks, without the express prior written consent of the Required Banks.

     (b) The Account Party will not, and will not permit any of its Subsidiaries to, consent to or solicit any amendment, supplement, waiver or other modification of the 1998 Senior Note Indenture or any other agreement or instrument evidencing or governing any Senior Notes that (i) would increase the interest rate applicable thereto, (ii) shorten the time or increase the amount of any principal payment thereunder or (iii) change any of the covenants, events of default or other provisions thereof in any manner that could make any such covenant, event of default or other provision more limiting or that could otherwise be disadvantageous to the Account Party or the Participating Banks, without the express prior written consent of the Required Banks.

     SECTION 5.11 LIMITATIONS ON GUARANTEES AND COMMITMENTS. (a) The aggregate amount of Investment and Guarantee Commitments shall not at any time exceed an amount equal to the sum of:

     (i) the product of (A) Parent Operating Cash Flow for the period of four consecutive fiscal quarters then most recently ended MULTIPLIED by (B) four (4), PLUS

     (ii) the excess, if any, of (A) the aggregate amount of net cash proceeds received by the Account Party from the issuance of equity securities and from the disposition of Material AES Entities during the period from December 19, 1997 to such time (to the extent not used to prepay Subordinated Debt or to permanently retire any other Debt) over (B) the aggregate amount of cash Investments (other than Temporary Cash Investments) and cash payments made by the Account Party under Guarantees during such period PLUS $430,000,000;

PROVIDED, that for purposes of determining compliance with this subsection (a), the aggregate amount of Investment and Guarantee Commitments at any time shall be reduced to the extent collateralized with cash and cash equivalents and any deposit or other posting by the Account Party of cash or cash equivalents as collateral for any Investment and Guarantee Commitment shall be treated as a cash Investment for purposes of clause (ii)(B) of this subsection (a).

     (b) The Account Party shall not make or enter into any Investment and Guarantee Commitments at any time that the Account Party's senior unsecured Debt is rated less than BB- by Standard & Poor's Ratings Services or less than Ba3 by Moody's Investors Service, Inc.

     SECTION 5.12 NEGATIVE PLEDGE. Neither the Account Party nor any Subsidiary of the Account Party will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement;

     (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary of the Account Party and not created in contemplation of such event;

     (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

     (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Account Party or a Subsidiary of the Account Party and not created in contemplation of such event;

     (e) any Lien existing on any asset prior to the acquisition thereof by the Account Party or a Subsidiary of the Account Party and not created in contemplation of such acquisition;

     (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses or clause (l) of this Section; PROVIDED that such Debt is not increased and is not secured by any additional assets (other than, in the case of Debt permitted under Section 5.7(a)(vi), Liens on assets of any Subsidiary permitted under such Section 5.7(a)(vi) to be obligated on such Debt);

     (g) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in any amount exceeding $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     (h) Liens in connection with worker's compensation, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which the Account Party or any of its Subsidiaries is a party or other deposits required to be made in the ordinary course of business and not in connection with borrowing money or obtaining advances or credit, PROVIDED in each case that the obligation or liability arises in the ordinary course of business and if overdue is being contested in good faith by appropriate proceedings;

     (i) inchoate materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's, or other like Liens arising in the ordinary course of business of the Account Party or its Subsidiaries;

     (j) with respect to real property, easements, rights of way, reservations and other minor defects or irregularities in title which do not materially impair the use thereof for the purposes for which it is held by the Account Party or its Subsidiaries;

     (k) Liens on cash collateral securing (i) Investment and Guarantee Commitments, (ii) the Letter of Credit Liabilities and (iii) the "Letter of Credit Liabilities" (as defined in the Existing Credit Facility); and

     (l) Liens securing Power Project Debt or utility obligations or other customer, supplier or contractor obligations associated with a Power Project that are limited to the assets and revenues of the related Power Project and the capital stock or other assets (including contract rights) of Subsidiaries of the Account Party having a direct or indirect interest in such Power Project.

     SECTION 5.13 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. (a) The Account Party will not will consolidate or merge with or into any other Person; PROVIDED that the Account Party may merge with another Person if (i) the Account Party is the corporation surviving such merger or the corporation surviving such merger assumes all obligations of the Account Party under the Loan Documents and (ii) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

     (b) The Account Party will not sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Account Party and its Subsidiaries, taken as a whole, to any other Person.

     (c) The Account Party will not sell or otherwise transfer, or permit to be sold or otherwise transferred, directly or indirectly, any shares of capital stock of any Material AES Entity which are owned, directly or indirectly, by the Account Party; PROVIDED that the Account Party may transfer, or permit the transfer of, shares of capital stock of a Material AES Entity owned, directly or indirectly, by the Account Party if:

          (i) after giving effect to such transfer, the Account Party will continue to own, directly or indirectly, at least 80% of the outstanding capital stock of each Material AES Entity;

          (ii) the consideration received by the Account Party or a Subsidiary of the Account Party for such transfer (A) has a value, as determined by the Account Party, at least equal to the fair market value of the shares of capital stock transferred and (B) is in the form of cash or capital stock or partnership or other similar equity interests of a Person the principal assets of which consist of direct or indirect interests in one or more Power Projects, or a combination of the foregoing;

          (iii) after giving effect to such transfer, no Default shall have occurred and be continuing;

          (iv) on a PRO FORMA basis after giving effect to such transfer, the Cash Flow Coverage Ratio for the four consecutive fiscal quarters then most recently ended is at least 1.75 to 1.00 (assuming for this purpose that such transfer occurred on the first day of such period of four consecutive fiscal quarters);

          (v) AES Hawaii, Inc. shall at all times remain a direct Subsidiary of AES Hawaii Management and AES Shady Point, Inc. shall at all times remain a direct Subsidiary of AES Oklahoma;

          (vi) AES Western Maryland Management, Inc., AES Mexico Farms Inc. and AES Warrior Run Limited Partnership shall at all times remain Subsidiaries of AES Warrior Run and shall hold, directly or indirectly, substantially all of the assets held by them on March 4, 1999; and

          (vii) Southland and Subsidiaries of Southland holding substantially all of the assets of Southland and its Subsidiaries as of March 4, 1999 shall at all times remain Subsidiaries of AES Southland;

PROVIDED, HOWEVER, that the foregoing clauses (v), (vi) and (vii) shall not apply if the corresponding covenants in the Existing Credit Facility are permanently deleted pursuant to an amendment thereto or otherwise have no further force or effect thereunder.

     SECTION 5.14 USE OF LETTERS OF CREDIT. The Letters of Credit will be used to support bidding activities, other performance and financial obligations and other general corporate purposes of the Account Party and its Subsidiaries. None of the proceeds of any Letter of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U or Regulation G.

     SECTION 5.15 CASH FLOW COVERAGE. The Cash Flow Coverage Ratio for any period of four consecutive fiscal quarters of the Account Party ending after the date hereof (including any PRO FORMA calculation under subsection (b) or (c) of Section 5.7 made by reference to such period) shall not be less than (i) in the case of any period ending after the date hereof and on or prior to September 30, 2000, 1.50 to 1.00 and (ii) in all other cases, 1.75 to 1.00.

     SECTION 5.16 CASH FLOW TO TOTAL DEBT RATIO. The Cash Flow to Total Debt Ratio shall not, at any time after the date hereof, be less than (i) 0.10 to
1.00 at any time on or prior to December 31, 1999, (ii) 0.105 to 1.00 at any time after December 31, 1999 and on or prior to March 31, 2000, (iii) 0.125 to
1.00 at any time after March 31, 2000 and on or prior to September 30, 2000 and
(iv) 0.15 to 1.00 at any time thereafter.

     SECTION 5.17 TRANSACTION WITH AFFILIATES. Except pursuant to agreements existing on the date hereof and listed on Schedule III attached hereto, the Account Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, in any transaction involving aggregate consideration in excess of $1,000,000, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; PROVIDED, HOWEVER, that the foregoing provisions of this Section shall not prohibit (a) the Account Party from declaring or paying any lawful dividend so long as, after giving effect thereto, no Default shall have occurred and be continuing, (b) the Account Party or any Subsidiary of the Account Party from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Account Party or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, (c) the Account Party or any Subsidiary of the Account Party from making payments of principal, interest and premium on any Debt of the Account Party or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Account Party or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate and (d) the Account Party or any Subsidiary of the Account Party from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Account Party or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates. The provisions of this Section 5.17 shall not apply to (i) transactions between the Account Party or any of its Subsidiaries, on the one hand, and any employee of the Account Party or any of its Subsidiaries, on the other hand, that are approved by the Board of Directors of the Account Party or any committee of the Board of Directors consisting of the Account Party's independent directors and (ii) the payment of reasonable and customary regular fees to directors of the Account Party or a Subsidiary of the Account Party.

     SECTION 5.18 LIMITATION ON INVESTMENTS. (a) The Account Party will not permit any Specified Subsidiary to make any Investment in, or to consolidate or merge with, any other Person with a direct or indirect interest in any Power Project or unrelated business other than the Power Project or unrelated business in which such Specified Subsidiary has a direct or indirect interest prior to the making of such Investment or the consummation of such consolidation or merger; PROVIDED, HOWEVER, that this subsection (a) shall not apply if the corresponding covenant in the Existing Credit Facility is permanently deleted pursuant to an amendment thereto or otherwise has no further force or effect thereunder.

     (b) The Account Party will not permit any Subsidiary of the Account Party with any direct or indirect interest in (i) a Power Project to make any Investment in, or consolidate or merge with, any other Person with a direct or indirect interest in any other Power Project or any unrelated business or (ii) any unrelated business to make any Investment in, or to consolidate or merge with, any other Person with a direct or indirect interest in any Power Project; PROVIDED that one or more Subsidiaries of the Account Party (each, an "INTERMEDIATE HOLDING COMPANY") may serve as holding companies for any or all of the Account Party's direct and indirect interests in Power Projects and unrelated businesses, so long as:

          (A) each such Intermediate Holding Company's direct and indirect interest in any Power Project or unrelated business shall be limited to the ownership of capital stock or Debt obligations of a Person with a direct or indirect interest in such Power Project or unrelated business;

          (B) no Lien shall exist upon any asset of any Intermediate Holding Company (other than Liens on the capital stock of the Account Party or a Subsidiary of an Intermediate Holding Company securing Debt of such Intermediate Holding Company or such Subsidiary and Liens securing Debt permitted under clause (ii) of Section 5.7(a));

          (C) no Intermediate Holding Company shall incur, assume, create or suffer to exist any Debt (including any Guarantee of Debt) other than Debt owing to the Account Party or any Intermediate Holding Company and Debt permitted by clauses (i) and (ii) of Section 5.7(a) or (to the extent that such Debt represents a refinancing or replacement of Debt permitted by clause (ii) of Section 5.7(a)) clause (vi) of Section 5.7(a) (without giving effect to clauses (I) through (IV) of subclause (B) thereof); and

          (D) AES Electric may make Investments in Power Projects owned by NIGEN Limited and Medway Power Limited as of the date of this Agreement under any agreement by which it is bound as of the date of this Agreement.

     SECTION 5.19 YEAR 2000 COMPLIANCE. The Account Party shall promptly notify the Administrative Agent in the event that the Account Party discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the business, financial position or results of operations of the Account Party and its Consolidated Subsidiaries, taken as a whole.

                                    ARTICLE 6
                                EVENTS OF DEFAULT

     SECTION 6.1 EVENTS OF DEFAULT. The following events shall each constitute an "EVENT OF DEFAULT", if the same shall occur and be continuing after the grace period and notice requirement (if any) applicable thereto:

          (a) the Account Party shall fail to pay when due any Reimbursement Obligation, or shall fail to pay within three days of the date when due any interest, fees or other amounts payable under any Loan Document; or

          (b) The Account Party shall fail to observe or perform any covenant contained in Sections 5.7 to 5.18, inclusive; or

          (c) the Account Party shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 20 days after written notice thereof has been given to the Account Party by the Administrative Agent at the request of any Bank; or

          (d) any representation, warranty, certification or statement made by the Account Party in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made); or

          (e) the Account Party shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period; or

          (f) any event or condition shall occur which (i) results in the acceleration of the maturity of any Material Debt of AES or of any Material Debt of any Subsidiary or Subsidiaries of the Account Party (except AES Placerita and Central Termica San Nicolas S.A.) that, individually or in the aggregate (in each case together with any Person in which such Subsidiary has a direct or indirect equity Investment), contributed 15% or more to Parent Operating Cash Flow for the four most recently completed fiscal quarters of the Account Party, (ii) results in the termination of any commitment to provide financing in an amount in excess of $15,000,000 to the Account Party or any Material AES Entity or (iii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of any Material Debt of the Account Party or any Person acting on such holder's behalf to accelerate the maturity thereof; or

          (g) the Account Party or any Significant AES Entity shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

          (h) an involuntary case or other proceeding shall be commenced against the Account Party or any Significant AES Entity seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Account Party or any Significant AES Entity under the federal bankruptcy laws as now or hereafter in effect; or

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $15,000,000; or

          (j) a judgment or order for the payment of money in excess of $15,000,000 shall be rendered against the Account Party or any Subsidiary of the Account Party, and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days; or

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than a member of the AES Management Group shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 20% or more of the outstanding shares of common stock of the Account Party; or during any period of twelve consecutive calendar months, individuals who were directors of the Account Party on the first day of such period (or who were appointed or nominated for election as directors of the Account Party by at least a majority of the individuals who were directors on the first day of such period) shall cease to constitute a majority of the board of directors of the Account Party.

     SECTION 6.2 REMEDIES UPON EVENTS OF DEFAULT. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall at the request of the Required Banks, upon notice to the Account Party (i) declare the Commitments and the commitments of the Issuing Banks to make any Extension of Credit to be terminated, whereupon the same shall forthwith terminate (PROVIDED, that the obligations of the Participating Banks under Section 2.5 shall continue notwithstanding any such termination), (ii) declare all amounts payable hereunder by the Account Party, whether matured or unmatured (including all Reimbursement Obligations and all interest thereon), to be immediately due and payable, whereupon the same shall immediately become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived by the Account Party, and/or (iii) make demand upon the Account Party to, and forthwith upon such demand the Account Party shall, (A) subject to Section 2.14(d), pay to the Administrative Agent in immediately available funds at the Administrative Agent's office designated in such demand, for deposit in the Cash Collateral Account or any other account designated by the Administrative Agent, as provided in Section 2.14, an amount equal to the aggregate Available Amount at such time, or (B) deliver to the Administrative Agent (for the benefit of the Issuing Banks and the Participating Banks) an irrevocable standby letter of credit (issued pursuant to the Existing Credit Facility or any other credit facility or agreement (other than this Agreement) to which the Account Party is a party) having a stated amount equal to the aggregate Available Amount at such time, which letter of credit shall be issued by a commercial bank, and shall be in form and substance, satisfactory to the Administrative Agent; PROVIDED, HOWEVER, that upon the occurrence of any Automatic Acceleration Event, (A) the Commitments and the commitments of the Issuing Banks to make Extensions of Credit shall automatically be terminated,
(B) all amounts payable hereunder by the Account Party, whether matured or unmatured (including all Reimbursement Obligations and all interest thereon), shall immediately become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived by the Account Party, and (C) without any request or the taking of any other action by the Administrative Agent or any Participating Bank, (1) subject to Section 2.14(d), the Account Party shall be obligated forthwith to pay to the Administrative Agent in immediately available funds for deposit in the Cash Collateral Account, as provided in Section 2.14, an amount equal to the aggregate Available Amount at such time, or (2) the Account Party shall be obligated to deliver to the Administrative Agent (for the benefit of the Issuing Banks and the Participating Banks) an irrevocable standby letter of credit (issued pursuant to the Existing Credit Facility or any other credit facility or agreement (other than this Agreement) to which the Account Party is a party) having a stated amount equal to the aggregate Available Amount at such time, which letter of credit shall be issued by a commercial bank, and shall be in form and substance, satisfactory to the Administrative Agent. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Section 6.2 shall affect (1) the obligation of any Issuing Bank to make any payment under any Letter of Credit issued by such Issuing Bank in accordance with the terms of such Letter of Credit, or (2) the participatory interest of each Participating Bank in each such payment.

                                    ARTICLE 7
                   THE ADMINISTRATIVE AGENT, THE PARTICIPATING
                           BANKS AND THE ISSUING BANKS

     SECTION 7.1 APPOINTMENT. Each of the Issuing Banks and the Participating Banks hereby irrevocably designates and appoints Union Bank as the Administrative Agent under this Agreement and irrevocably authorizes Union Bank, as Administrative Agent, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Administrative Agent and the Issuing Banks shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Participating Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Issuing Banks.

     SECTION 7.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     SECTION 7.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent, the Issuing Banks nor any of their respective Related Parties shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Participating Banks for any recitals, statements, representations or warranties made by the Account Party or any officer thereof contained in any Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, any Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or for any failure of the Account Party to perform its obligations hereunder or thereunder. Except as otherwise expressly set forth herein, the Administrative Agent and the Issuing Banks shall not be under any obligation to any Participating Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Account Party. Neither the Syndication Agent nor the Documentation Agent shall have any liabilities, duties or obligations in such capacity under any of the Loan Documents.

     SECTION 7.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent and the Issuing Banks shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Account Party), independent accountants and other experts selected by the Administrative Agent or any Issuing Bank, as the case may be. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Participating Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Loan Document in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Participating Banks.

     SECTION 7.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received notice from a Participating Bank, an Issuing Bank or the Account Party referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Issuing Banks and the Participating Banks. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Banks; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Participating Banks.

     SECTION 7.6 NON-RELIANCE ON ADMINISTRATIVE AGENT, ISSUING BANKS AND OTHER PARTICIPATING BANKS. Each Participating Bank expressly acknowledges that neither the Administrative Agent, the Issuing Banks nor any of their respective Related Parties has made any representations or warranties to it and that no act by the Administrative Agent or any Issuing Bank hereinafter taken, including any review of the affairs of the Account Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Issuing Bank to any Participating Bank. Each Participating Bank represents to the Administrative Agent and the Issuing Banks that it has, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Participating Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Account Party and made its own decision to enter into this Agreement. Each Participating Bank also represents that it will, independently and without reliance upon the Administrative Agent, any Issuing Bank or any other Participating Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Account Party. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Participating Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Account Party that may come into the possession of the Administrative Agent or any of its Related Parties.

     SECTION 7.7 INDEMNIFICATION. The Participating Banks agree to indemnify each of the Administrative Agent and the Issuing Banks in its capacity as such (to the extent not reimbursed by the Account Party and without limiting the obligation of the Account Party to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of all amounts arising under this Agreement) be imposed on, incurred by or asserted against the Administrative Agent or any Issuing Bank in any way relating to or arising out of this Agreement, any Letter of Credit, any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such Issuing Bank under or in connection with any of the foregoing; PROVIDED that no Participating Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or any Issuing Bank's gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

     SECTION 7.8 ADMINISTRATIVE AGENT AND ISSUING BANKS IN INDIVIDUAL CAPACITY. The Administrative Agent and each Issuing Bank and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Account Party as though the Administrative Agent was not the Administrative Agent hereunder and such Issuing Bank was not an Issuing Bank hereunder. The Administrative Agent and each Issuing Bank shall have the same rights and powers under this Agreement and the other Loan Documents as any Participating Bank and may exercise the same as though it were not the Administrative Agent or an Issuing Bank, and the terms "PARTICIPATING BANK" and "PARTICIPATING BANKS" shall include the Administrative Agent and each Issuing Bank (to the extent applicable) in their individual capacity.

     SECTION 7.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon ten (10) days' notice to the Banks and the Account Party. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Banks shall appoint from among the Participating Banks a successor agent for the Participating Banks, which successor agent shall be approved by the Account Party (PROVIDED that such approval shall not be required upon the occurrence and during the continuance of an Event of Default), whereupon such successor agent shall succeed to the rights, powers and duties of the

Administrative Agent, and the term "ADMINISTRATIVE AGENT" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                    ARTICLE 8
                                  MISCELLANEOUS

     SECTION 8.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document may be amended, supplemented or modified except in accordance with the provisions of this Section. With the written consent of the Required Banks, the Administrative Agent and the Account Party may, from time to time, enter into written amendments, supplements or modifications of any Loan Document for the purpose of adding any provisions to such Loan Document or changing in any manner the rights of the Participating Banks, the Issuing Banks or of the Account Party hereunder or thereunder or waiving, on such terms and conditions as the Required Banks may specify in such instrument, any of the requirements of such Loan Document or any Default and its consequences; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all of the Participating Banks, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Section 4.1, (b) increase or decrease the Commitment of any Participating Bank (except for a ratable decrease in Commitments of all Participating Banks) or subject any Participating Bank to any additional obligations, (c) reduce the principal of, or interest on, the Reimbursement Obligations or any fees or other amounts payable hereunder (other than any fees payable to the Administrative Agent, any Issuing Bank, the Syndication Agent or the Documentation Agent pursuant to the Agency Fee Letters, any Issuing Bank Agreement or Section 2.3(c)), (d) extend the Termination Date or postpone any date fixed for any payment of principal of, or interest on, any Reimbursement Obligations or any fees or other amounts payable hereunder (other than any fees payable to the Administrative Agent, any Issuing Bank, the Syndication Agent or the Documentation Agent pursuant to the Agency Fee Letters, any Issuing Bank Agreement or Section 2.3(c)), (e) amend, modify or waive the definition of "REQUIRED BANKS" contained in Section 1.1 or otherwise change the percentage of the Commitments or of the participations in the aggregate outstanding Letter of Credit Liabilities, or the number of Participating Banks, which shall be required for the Participating Banks or any of them to take any action hereunder, (f) amend this Agreement or any other Loan Document in a manner intended to prefer one or more Participating Banks over any other Participating Banks, (g) release all or any portion of any cash collateral held in the Cash Collateral Account (or any other similar account) other than in accordance with the terms of this Agreement, (h) release any Guarantee of a Subsidiary Guarantor that guaranties the obligations of the Account Party hereunder, (i) amend, waive or modify this Section 8.1, or (j) amend, waive or modify the last sentence of Section 2.1(a); and PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Participating Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Participating Banks required above to take such action, affect the rights or duties of such Issuing Bank under this Agreement or any other Loan Document; and PROVIDED, FURTHER, that any agreement entered into pursuant to Section 2.3(c) may be amended, supplemented or otherwise modified by the parties thereto. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Participating Banks and shall be binding upon the Account Party, the Participating Banks, the Issuing Banks and the Administrative Agent. In the case of any waiver, the Account Party, the Participating Banks, the Issuing Banks and the Administrative Agent shall be restored to their former position and rights hereunder, and any Default waived shall be deemed to be cured and not continuing, but only to the extent so waived; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 8.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five
(5) days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

         Account Party:           The AES Corporation
                                  1001 North 19th Street
                                  Arlington, Virginia 22209
                                  Attention: Chief Financial Officer
                                  Telephone:  (703) 522-1315
                                  Telecopy: (703) 528-4510

         Administrative Agent:    Union Bank of California, N.A.
                                  Power and Utilities
                                  445 South Figueroa Street
                                  Los Angeles, CA 90071
                                  Attention: Susan Johnson
                                  Telephone: (213) 236-4125
                                  Telecopy: (213) 236-4096

         Each Issuing Bank:       As set forth in the Issuing Bank Agreement to
                                  which it is a party

         Each Participating Bank  As set forth in Schedule I hereto or in the
                                  Commitment Transfer Supplement to which it is a party;

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Participating Banks pursuant to Article 2 shall not be effective until received.

     SECTION 8.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Issuing Bank or any Participating Bank, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     SECTION 8.4 PAYMENT OF EXPENSES AND TAXES; GENERAL INDEMNITY. (a) The Account Party shall pay (i) all out-of-pocket expenses of the Administrative Agent, including reasonable fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement and the other Loan Documents, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent, each Issuing Bank and each Participating Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Account Party agrees to indemnify the Administrative Agent, the Syndication Agent, the Documentation Agent, each Issuing Bank and each Participating Bank, and the Related Parties of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Letters of Credit or the issuance or deemed issuance of any Letter of Credit; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     (c) The Account Party's obligations under this Section 8.4 shall survive the repayment of all amounts owing to the Participating Banks, the Issuing Banks, the Administrative Agent, the Syndication Agent and the Documentation Agent under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Account Party under this Section 8.4 are unenforceable for any reason, the Account Party agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

     SECTION 8.5 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING BANKS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Account Party may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Participating Bank may at any time grant to one or more banks or other institutions (each, a "PARTICIPANT") participating interests in its Commitment or any or all of its participating interests in Letter of Credit Liabilities. In the event of any such grant by a Participating Bank of a participating interest to a Participant, whether or not upon notice to the Account Party, the Issuing Banks and the Administrative Agent, such Participating Bank shall remain responsible for the performance of its obligations hereunder, and the Account Party, the Issuing Banks and the Administrative Agent shall continue to deal solely and directly with such Participating Bank in connection with such Participating Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Participating Bank may grant such a participating interest shall provide that such Participating Bank shall retain the sole right and responsibility to enforce the obligations of the Account Party hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; PROVIDED that such participation agreement may provide that such Participating Bank will not agree to any modification, amendment or waiver of this Agreement described in clause
(b), (c), (d), (g) or (h) of Section 8.1 without the consent of the Participant. The Account Party agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 2.8 and 2.9 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (h) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Participating Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Participating Bank or any affiliate thereof and, with the consent of the Account Party (which consent of the Account Party shall not be unreasonably withheld or delayed, and shall not be required upon the occurrence and during the continuance of an Event of Default), the Issuing Banks and the Administrative Agent, to one or more additional banks or financial institutions ("PURCHASING BANKS") all or any part of its rights and obligations under this Agreement pursuant to a Commitment Transfer Supplement executed by such Purchasing Bank and such transferor Participating Bank (and, in the case of a Purchasing Bank that is not then a Participating Bank or an affiliate thereof, by the Account Party (except as set forth above), the Issuing Banks and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, together with a processing and recordation fee of $4,000. The amount of the Commitment of the transferor Participating Bank being transferred pursuant to each such Commitment Transfer Supplement shall in no event be less than the lesser of the aggregate amount of such Participating Bank's Commitment and $5,000,000 and shall be an integral multiple of $1,000,000. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Participating

Bank hereunder with a Commitment and a Commitment Percentage as set forth therein, and (y) the transferor Participating Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Participating Bank's rights and obligations under this Agreement, such transferor Participating Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Participating Bank under this Agreement.

     (d) The Administrative Agent shall maintain at its address referred to in
Section 8.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Participating Banks and the Commitment of each Participating Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Account Party, the Administrative Agent, the Issuing Banks and the Participating Banks may treat each Person whose name is recorded in the Register as the owner of the Commitment recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Account Party, any Issuing Bank or any Participating Bank at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly executed Commitment Transfer Supplement, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement, and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Issuing Banks, the Participating Banks and the Account Party.

     (f) The Account Party authorizes each Participating Bank to disclose to any Participant or Purchasing Bank (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Participating Bank's possession concerning the Account Party and its Affiliates and Subsidiaries which has been delivered to such Participating Bank by or on behalf of the Account Party pursuant to this Agreement or which has been delivered to such Participating Bank by or on behalf of the Account Party in connection with such Participating Bank's credit evaluation of the Account Party and its Affiliates and Subsidiaries prior to becoming a party to this Agreement; PROVIDED, that, prior to any such disclosure, the Transferee or prospective Transferee shall agree to preserve the confidentiality of any such information received by it from such Participating Bank.

     (g) If, pursuant to this Section, any interest in this Agreement is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Participating Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Participating Bank (for the benefit of the transferor Participating Bank, the Administrative Agent and the Account Party) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Account Party or the transferor Participating Bank with respect to any payments to be made to such Transferee hereunder, (ii) to furnish to the transferor Participating Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent and the Account Party) either U.S. Internal Revenue Service Form W-8BEN or U.S. Internal Revenue Service Form W-8ECI (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Participating Bank, the Administrative Agent and the Account Party) to provide the transferor Participating Bank (and, in the case of any Purchasing Bank registered in the Register, the Administrative Agent and the Account Party) a new Form W-8BEN or W-8ECI upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     (h) Nothing herein shall prohibit any Participating Bank from pledging or assigning its Commitment or its participation interest in any Reimbursement Obligations it to any Federal Reserve Bank in accordance with applicable law. No such pledge or assignment shall release the assigning Participating Bank from its obligations hereunder.

     (i) No Transferee shall be entitled to receive any greater payment under
Section 2.8 or 2.9 than the transferor Participating Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Account Party's prior written consent or by reason of the provisions of Section 2.8 or 2.9 requiring such transferor Participating Bank to designate a different lending office through which it participates in Letters of Credit hereunder under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     SECTION 8.6 SET-OFF. In addition to any rights and remedies of the Issuing Banks and the Participating Banks provided by law, each Issuing Bank and Participating Bank shall have the right, without prior notice to the Account Party, any such notice being expressly waived by the Account Party to the extent permitted by applicable law, upon any amount becoming due and payable by the Account Party hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Issuing Bank or such Participating Bank or any affiliate, branch or agency thereof to or for the credit or the account of the Account Party. Each Issuing Bank and Participating Bank agrees promptly to notify the Account Party and the Administrative Agent after any such set-off and application made by such Issuing Bank or such Participating Bank, as the case may be, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 8.7 ISSUING BANKS NOT LIABLE. As between the Administrative Agent, the Issuing Banks and the Participating Banks on the one hand, and the Account Party on the other, the Account Party assumes all risks of the acts or omissions of the beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Administrative Agent, any Issuing Bank, any Participating Bank, nor any of their respective Related Parties shall be liable or responsible for: (a) the use which may be made of any Letter of Credit or any acts or omissions of the beneficiary or any transferee thereof in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by any Issuing Bank against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Account Party shall have a claim against the applicable Issuing Bank, and such Issuing Bank shall be liable to the Account Party, to the extent, but only to the extent, of any direct, as opposed to consequential or special, damages suffered by the Account Party which the Account Party proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence, as determined by a final, nonappealable judgment of a court of competent jurisdiction, in determining whether documents presented under any Letter of Credit are genuine or comply with the terms of such Letter of Credit or (ii) such Issuing Bank's willful or grossly negligent failure, as determined by the final, nonappealable judgment of a court of competent jurisdiction, to make lawful payment under any Letter of Credit after the presentation to it by the beneficiary (or any transferee of such Letter of Credit) of a draft and other required documentation strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, an Issuing Bank may accept sight drafts and accompanying documents presented under a Letter of Credit that appear on their face to be in order, without responsibility for further investigation.

     SECTION 8.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Account Party and the Administrative Agent.

     SECTION 8.9 SEVERABILITY. It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     SECTION 8.10 INTEGRATION. This Agreement represents the agreement of the Account Party, the Administrative Agent, the Issuing Banks and the Participating Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Issuing Banks or any Participating Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     SECTION 8.11 GOVERNING LAW. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     SECTION 8.12 SUBMISSION TO JURISDICTION; WAIVERS. The Account Party hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the United Stated District Court for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Account Party at its address set forth in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

     SECTION 8.13 ACKNOWLEDGMENTS. The Account Party hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) none of the Administrative Agent, the Issuing Banks nor any Participating Bank has any fiduciary relationship to the Account Party, and the relationship between the Administrative Agent, the Issuing Banks and the Participating Banks, on the one hand, and the Account Party, on the other hand, is solely that of creditor and debtor; and

          (c) the Loan Documents do not create or constitute a joint venture among the Participating Banks or among the Account Party and the Participating Banks.

     SECTION 8.14 JUDGMENT CURRENCY. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any other Loan Document in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at 11:00 a.m. (Los Angeles time) on the Business Day preceding that on which final judgment is given.

     (b) The obligation of the Account Party in respect of any sum due in the Original Currency from it to any Bank or the Administrative Agent hereunder or under any other Loan Document shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Bank or the Administrative Agent (as the case may be) in the Original Currency, the Account Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Bank or the Administrative Agent (as the case may be) in the Original Currency, such Bank or the Administrative Agent (as the case may be) agrees to remit to the Account Party such excess.

     SECTION 8.15 WAIVERS OF JURY TRIAL. THE ACCOUNT PARTY, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE PARTICIPATING BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 8.16 DESIGNATED SENIOR DEBT. The Account Party hereby designates this Agreement and all Debt and other obligations of the Account Party hereunder and under the other Loan Documents as "Designated Senior Debt", as contemplated by, and for all purposes under, the Subordinated Note Indentures.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 THE AES CORPORATION

                                 By:_________________________________________
                                    Title:

                                 UNION BANK OF CALIFORNIA, N.A., as
                                 Administrative Agent and a Participating Bank

                                 By:_________________________________________
                                    Title:

                                 MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK, as Syndication Agent and a
                                 Participating Bank

                                 By:_________________________________________
                                    Title:

                                 BANK OF AMERICA, N.A., as Documentation
                                 Agent and a Participating Bank

                                 By:_________________________________________
                                    Title:

                                                                             S-2
                                 PARTICIPATING BANKS

                                 BARCLAYS BANK PLC, NEW YORK BRANCH

                                 By:____________________________________________
                                    Title:

                                 CITIBANK, N.A.

                                 By:____________________________________________
                                    Title:

                                 EXPORT DEVELOPMENT CORPORATION

                                 By:____________________________________________
                                    Title:

                                 THE ROYAL BANK OF SCOTLAND PLC

                                 By:____________________________________________
                                    Title:

                                 THE INDUSTRIAL BANK OF JAPAN, LTD.

                                 By:____________________________________________
                                    Title:

                                 ARAB AMERICAN BANK

                                 By:____________________________________________
                                    Title:

                                 By:____________________________________________
                                    Title:

                                 BANKBOSTON, N.A.

                                 By:____________________________________________
                                    Title:

                                 THE BANK OF NOVA SCOTIA

                                 By:____________________________________________
                                    Title:

                                 BAYERISCHE LANDESBANK
                                 GIROZENTRALE

                                 By:____________________________________________
                                    Title:

                                 By:____________________________________________
                                    Title:

                                 THE CHASE MANHATTAN BANK

                                 By:____________________________________________
                                    Title:

                                 SUNTRUST BANK, CENTRAL FLORIDA, N.A.

                                 By:____________________________________________
                                    Title:

                                 NATIONAL BANK OF EGYPT
                                 INTERNATIONAL LIMITED

                                 By:____________________________________________
                                    Title:

                                 By:____________________________________________
                                    Title: